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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

DNB Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4 Brandywine Avenue
Downingtown, Pennsylvania 19335-0904
610-269-1040

NOTICE OF ANNUAL MEETING
To Be Held on April 26, 2017

TO THE SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of the Shareholders of DNB Financial Corporation, will be held on Wednesday, April 26, 2017, 10:00 a.m. prevailing time, at the Downingtown Country Club, located at 85 Country Club Drive, Downingtown, PA 19335 for the following purposes:

  (1)
  To elect four Class "A" directors to serve for three years or until their successors have been elected and qualified; and

  (2)
  To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common and preferred stock; and

  (3)
  To approve an amendment and restatement of the Company's 2004 Incentive Equity and Deferred Compensation Plan that will, among other things, increase the shares available under the plan; and

  (4)
  To approve an advisory (non-binding) "Say On Pay" resolution to approve executive officer compensation; and

  (5)
  To ratify the appointment of BDO USA, LLP as the registered public accounting firm for the fiscal year ending December 31, 2017; and

  (6)
  To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other business which may come before the meeting.

        Shareholders of record at the close of business on March 8, 2017 are entitled to notice of and to vote at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Gerald F. Sopp, Corporate Secretary

Downingtown, Pennsylvania
March 27, 2017

        Your vote is very important.    Please complete, sign, date and return the enclosed proxy card and mail it promptly in the enclosed postage-paid return envelope, even if you plan to attend the Annual Meeting. You may also vote by telephone or electronically via the Internet. If you wish to do so, your proxy may be revoked at any time before voting occurs.

DNB FINANCIAL CORPORATION
PROXY STATEMENT
2017 ANNUAL MEETING OF SHAREHOLDERS

        The enclosed proxy is solicited on behalf of the Board of Directors of DNB Financial Corporation, a Pennsylvania corporation, also called DNB, the Company or the Corporation, for use at our 2017 annual meeting to be held on Wednesday, April 26, 2017, and at any adjournment or postponement thereof, referred to in this proxy statement as the annual meeting. The annual meeting will be held on Wednesday, April 26, 2017, 10:00 a.m. prevailing time, at the Downingtown Country Club, located at 85 Country Club Drive, Downingtown, PA 19335.

Section	Page
Information About the Annual Meeting and Voting	4
Security Ownership of Certain Beneficial Owners and Management	10
PROPOSAL 1—Election of Directors	12
Board Governance	17
PROPOSAL 2—Approval of an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common and preferred stock	25
PROPOSAL 3—Amendment and Restatement of the Company's 2004 Incentive Equity and Deferred Compensation Plan	26
PROPOSAL 4—Executive Compensation Proposal ("Say On Pay")	31
Management Compensation	31
Certain Transactions of Management and Others with the Corporation and its Subsidiaries	47
PROPOSAL 5—Ratification of Independent Registered Public Accounting Firm	48
Report of the Audit Committee	50
APPENDIX A—DNB Financial Corporation Incentive Equity and Deferred Compensation Plan	A-1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

        We sent you this proxy statement and the accompanying proxy card because the Board of Directors of DNB Financial Corporation is soliciting your proxy to vote at the annual meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the accompanying proxy card. You may also vote by telephone or electronically via the Internet.

        We mailed this proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, on or about March 27, 2017, to all shareholders of record entitled to vote at the annual meeting.

Who is entitled to vote at the Annual Meeting?

        To be able to vote, you must have been a shareholder on March 8, 2017, the record date on which we determined shareholders entitled to notice of, and to vote at, the annual meeting (the "Record Date").

        Shareholder of Record: Shares Registered in Your Name.    If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the accompanying proxy card or you may also vote by telephone or electronically via the Internet to ensure your vote is counted.

        Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent.    If, at the close of business on the Record Date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank, or other agent, you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the annual meeting.

        As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I being asked to vote on?

        The shareholders will be asked to consider and vote upon the following matters at the annual meeting:

  1.
  The election of four Class "A" members of the Board of Directors to serve until our 2020 annual meeting; and

  2.
  A proposal to approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common and preferred stock; and

  3.
  A proposal to approve an amendment and restatement of the Company's 2004 Incentive Equity and Deferred Compensation Plan that will, among other things, increase the shares available under the plan; and

  4.
  An advisory (non-binding) "Say On Pay" resolution to approve executive officer compensation; and

  5.
  The ratification of the selection by the Audit Committee of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017; and

  6.
  Such other business as may properly come before the Annual Meeting and any adjournment thereof.

How many votes do I have?

        Each holder of common stock is entitled to one vote per share held. There is no cumulative voting for the election of the directors. Each share of Common Stock is entitled to cast only 1 vote for each nominee. For example, if a shareholder owns 10 shares of Common Stock and nominations have been made for four director positions, he or she may cast up to 10 votes for each of the four positions to be elected. As of the Record Date, a total of 4,247,033 shares of common stock were outstanding and therefore 4,247,033 votes may be cast on each matter at the annual meeting.

What is a quorum?

        For a proposal to be considered at the annual meeting, a quorum must be present. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter will constitute a quorum for purposes of considering such matter. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. At the close of business on the Record Date, there were 4,247,033 shares outstanding and entitled to vote.

        Abstentions and "broker non-votes" (that is, shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present.

        Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you vote in person at the meeting. If there is no quorum, the chairperson of the meeting, or a majority of the votes present at the meeting, may adjourn the meeting to another date. A meeting called for the election of directors may be adjourned for periods of not more than 15 days as a majority of shareholders present in person or by proxy may decide. If a meeting to elect directors is adjourned twice, those who attend the second adjourned meeting will be a quorum for the purpose of electing directors, even though they are less than a normal quorum.

        At any adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted which might have been transacted at the original meeting if a quorum had been present.

What vote is required for each item?

  •
  For the election of directors, the candidates receiving the highest number of FOR votes, in person or by proxy, up to the number of directors to be elected, shall be elected.

  •
  To be approved, the amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common and preferred stock, must receive a FOR vote from a majority of the votes cast in person or by proxy by all shareholders entitled to vote on that matter.

  •
  To be approved, the proposal to amend and restate the Company's 2004 Incentive Equity and Deferred Compensation Plan, must receive a FOR vote from a majority of the votes cast in person or by proxy by all shareholders entitled to vote on that matter.

  •
  To be approved, the advisory (non-binding) "Say On Pay" resolution concerning executive officer compensation must receive a FOR vote from a majority of the votes cast in person or by proxy by all shareholders entitled to vote on that matter.

  •
  To be approved, the ratification of the selection of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017, must receive a FOR vote from a majority of the votes cast in person or by proxy by all shareholders entitled to vote on that matter.

How do I vote?

        For the election of directors, you may either vote FOR each of the four nominees or you may WITHHOLD your vote for any nominee you specify. For proposal 2, proposal 3, proposal 4 and proposal 5 to be voted on, you may vote FOR or AGAINST or ABSTAIN from voting. The procedures for voting are as follows.

        Shareholder of Record: Shares Registered in Your Name.    If you are a shareholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

        To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

        To vote by proxy, simply complete, sign, and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct. You may also vote by calling 1-800-652-VOTE (8683) using a touch-tone phone or you may also vote electronically via the Internet by going to www.investorvote.com/DNBF where you can vote after you enter your Control Number which can be found on your proxy card. You can vote by telephone or via the Internet anytime prior to 1:00 a.m. Eastern Time, April 26, 2017. On-line Annual Meeting Materials can be found at https://www.investorvote.com/DNBF.

        Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent.    If your shares are held in "street name," that is, your shares are held in the name of a brokerage firm, bank, or other nominee, in lieu of a proxy card you should receive a voting instruction form from that institution by mail. Simply complete and mail the voting instruction card to ensure that your vote is counted. The voting instruction form should indicate whether the institution has a process for beneficial holders to vote over the Internet or by telephone. A large number of banks and brokerage firms participate in the Broadridge Financial Solutions, Inc. online program, which provides eligible shareholders the opportunity to vote over the Internet or by telephone (see www.broadridge.com). The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, April 25, 2017.

        If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the postage-paid envelope provided. Shareholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

        If you are a registered holder, you may also vote your shares in person at the annual meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (for example, your broker) and bring it with you to the annual meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the annual meeting.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted FOR the election of the four nominees for director in Class "A", FOR the amendment to the Company's Amended and Restated Articles of Incorporation, FOR the amendment and restatement of the Company's 2004 Incentive Equity and Deferred Compensation Plan, FOR the advisory (non- binding) "Say On Pay" resolution concerning the Corporation's executive officer compensation, and FOR the ratification of the selection of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017. If any other matter is properly presented at the meeting, then one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

What if I receive more than one proxy card or voting instruction form?

        If you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date, and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only proxy cards and voting instruction forms that have been signed, dated, and timely returned will be counted in the quorum and voted.

Who will count the votes and how will my vote(s) be counted?

        Votes will be counted by the judge of elections appointed for the annual meeting. The judge of elections will separately count FOR and WITHHOLD for the election of each director. The judge of election will count FOR and AGAINST votes for proposal 2, proposal 3, proposal 4 and proposal 5. The judge of elections will also count any abstentions, and broker non-votes on each matter. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Abstentions and broker non-votes will have no effect on the outcome of the election of a director or any other proposal.

        If your shares are held by your broker, bank, or other agent as your nominee (that is, in "street name"), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank, or other agent to vote your shares. If you do not give instructions, your broker, bank, or other agent may vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the NASDAQ Capital Market, such as the vote for our independent registered public accounting firm.

Can I change my vote after I have voted?

        Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  1.
  You may submit another properly completed proxy with a later date.

  2.
  You may send a written notice that you are revoking your proxy to our Corporate Secretary at 4 Brandywine Avenue, Downingtown, Pennsylvania 19335.

  3.
  You may attend the annual meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy).

        If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by them.

How and when may I submit a shareholder proposal for the 2018 Annual Meeting of Shareholders?

        If you wish to present a proposal for consideration at our 2018 annual meeting and you want the proposal to be included in our proxy statement and form of proxy card for that meeting, you must send written notice of the proposal to our Corporate Secretary so that we receive it at our principal executive offices no later than November 27, 2017, which is the month and day that is 120 calendar days before the one year anniversary of the date that we first sent this proxy statement to shareholders. The proposal must comply with the requirements of SEC Rule 14a-8, and we can exclude a proposal in the types of cases described in Rule 14a-8.

        Whether or not you want us to include a proposal in our proxy statement, our bylaws require that, if you want a proposal to be eligible for consideration at our 2018 annual meeting, you must give written notice of the proposal to our Corporate Secretary no later than January 25, 2018 (ninety days before April 25, 2018, the scheduled date of our 2018 annual meeting), including:

  (a)
  a brief description of the proposal, why you are presenting it and why it should be adopted;

  (b)
  your name and address as they appear on our shareholder records;

  (c)
  the class and number of our shares you own, in your name or beneficially in another name; and

  (d)
  any material interest you have in connection with the proposal or its adoption.

        The chairperson of the meeting may determine whether a proposal was made in accordance with this required procedure. If the chairperson decides that the proposal was not made in accordance with this procedure, the chairperson will state that to the meeting and the defective proposal will be disregarded and laid over for action at the next shareholder meeting that is held at least 30 days after the meeting where the proposal was rejected for this reason.

        If a shareholder proposal is presented to the 2018 annual meeting, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Corporate Secretary at our principal executive offices, prior to the close of business on February 10, 2018, which is the date in 2018 that is the month and day that is 45 days before the one year anniversary of the date that we first sent this proxy statement to shareholders. Pursuant to SEC Rule 14a-4(c) (2), if we receive timely notice of a proposal, our management proxies may still exercise discretion to vote on a matter if permitted by that rule and if we include it in our proxy statement for the meeting, a description of the matter and how the management proxies intend to exercise their discretion to vote on the matter.

How and when may I nominate a director for consideration at the 2018 Annual Meeting of Shareholders?

        If you want to nominate a candidate for election as a director, you must notify our Corporate Secretary in writing no later than January 25, 2018, which is ninety days before April 25, 2018, the scheduled date of our 2018 annual meeting. If you want our Nominating & Corporate Governance Committee to fully consider your nominee and consider whether the Committee should nominate the nominee, you must notify us no later than November 27, 2017. Your notification must contain the following information to the extent you know it:

  (a)
  the proposed nominee's name and address;

  (b)
  the proposed nominee's age;

  (c)
  the proposed nominee's principal occupation;

  (d)
  the number of our shares the proposed nominee owns;

  (e)
  the total number of shares you expect to be voted for the proposed nominee;

  (f)
  your name and residence address; and

  (g)
  the number of our shares you own.

        If a nomination you make is not made according to these procedures, our bylaws require it to be disregarded by the presiding officer of the meeting, and votes cast for the nominee will be disregarded by the judges of election.

How may I communicate with the board of directors?

        The Board of Directors provides a process for shareholders to send communications to the Board. Please address any shareholder proposals or notices of proposals, any nominations for director, and any shareholder communications to our board of directors, in writing to our Corporate Secretary at 4 Brandywine Avenue, Downingtown, Pennsylvania 19335. The Corporate Secretary will relay shareholder communications to board members.

Who will bear the cost of soliciting proxies?

        We will bear the entire cost of the solicitation of proxies for the annual meeting, including the preparation, assembly, printing, and distribution of this proxy statement, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. We have engaged Georgeson to aid in the solicitation of proxies, for which we will pay a fee of approximately $3,500, plus reimbursement of expenses. The original solicitation of proxies may also be supplemented by solicitation by personal contact, telephone, facsimile, email, or any other means by our directors, officers, or employees, to whom no additional compensation will be paid for any such services.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the annual meeting. The final voting results will be reported on Form 8-K to the Securities and Exchange Commission within four business days of the annual meeting.

What is the recommendation of the board of directors?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.

        The board of directors recommends a vote FOR Proposal No. 1, to elect Gerard F. Griesser, William J. Hieb, Charles A. Murray and James H. Thornton as Class "A" directors to serve until the 2020 annual meeting of shareholders or until their successors are duly elected and qualified.

        The board of directors recommends a vote FOR Proposal No. 2, to amend the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common and preferred stock.

        The board of directors recommends a vote FOR Proposal No. 3, to amend and restate the Company's 2004 Incentive Equity and Deferred Compensation Plan that will, among other things, increase the shares available under the plan.

        The board of directors recommends a vote FOR Proposal No. 4, regarding the advisory (non-binding) "Say On Pay" resolution concerning the Corporation's executive officer compensation.

        The board of directors also recommends a vote FOR Proposal No. 5, to ratify our appointment of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 14, 2017 by:

  •
  each person, group or company that, to our knowledge, beneficially owns more than 5% of the outstanding shares of the common stock; and

  •
  each of our directors and named executive officers; and

  •
  all of our executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner(5)	Total Beneficial Ownership (1,2,3)	Sole Voting and Investment Power (2)	Shared Voting and Investment Power (3)	Percent of Class (4)
James R. Biery	12,582	12,582	—	0.29%
Thomas A. Fillippo	45,365	26,072	19,293	1.05%
Gerard F. Griesser	24,060	24,060	—	0.56%
William J. Hieb	55,170	52,850	2,320	1.27%
Mildred C. Joyner	20,081	20,081	—	0.46%
James J. Koegel	58,056	25,167	32,889	1.34%
Mary D. Latoff	602	602	—	0.01%
John F. McGill, Jr. (6)	100,614	100,614	—	2.34%
Charles A. Murray (7)	85,806	85,806	—	1.99%
G. Daniel O'Donnell (8)	29,028	500	28,528	0.67%
Gerald F. Sopp	29,220	29,220	—	0.67%
James H. Thornton	30,137	30,137	—	0.69%
DNB First Investment Management & Trust	21,240	11,739	9,501	0.50%
DNB First 401(k) Plan	143,726	143,726	—	3.38%
Directors & Executive Officers as a group (15 Persons)	791,316	708,254	83,062	18.42%
The Estate of William S. Latoff (9)	245,850	245,850	—	5.79%
C/O Vincent Donohue, Esquire 24 E. Market Street, P. O. Box 565 West Chester, PA 19381
Wellington Management Co., LLP (10)	248,051	—	248,051	5.84%
280 Congress Street, Boston, MA 02210
(1)
Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. Unless otherwise indicated, each person named in the table has sole voting and investment power.

(2)
Includes shares which may be acquired by exercise of vested options granted under the 1995 Stock Option Plan of DNB Financial Corporation amounting to 2,100 for Mr. Fillippo, 5,500 for Mr. Sopp, 8,600 for Mr. Hieb, 2,100 for Ms. Joyner, 2,100 for Mr. Koegel, 2,100 for Mr. Thornton and 22,500 total shares for all Directors and Executive Officers as a group. The amounts in this column includes restricted stock that will vest on December 18, 2017 amounting to1,800 and 1,700 shares for Messrs. Hieb and Sopp, respectively and 450 shares each for Messrs. Biery, Fillippo, Griesser, Koegel, Thornton and Ms. Joyner. The amounts in this column includes restricted stock that will vest on December 16, 2018 amounting to 2,000 shares each for Messrs. Hieb and Sopp and 450 shares each for Messrs. Biery, Fillippo, Griesser, Koegel, Thornton and Ms. Joyner. The amounts in this column includes restricted stock that will vest on December 17, 2018 amounting to 1,800 shares each for Messrs. Hieb and Sopp and 450 shares each for Messrs. Biery, Fillippo, Griesser, Koegel, Thornton and Ms. Joyner. The amounts in this column include restricted stock that will vest on February 09, 2019 amounting to 2,000 shares and 1,000 shares for Messrs. Hieb and Sopp, respectively. The amounts in this column include restricted stock that will vest on November 30, 2019 amounting to 4,000 shares and 2,800 shares for Messrs. Hieb and Sopp, respectively. The amounts in this column includes 500 shares each for Messrs. Biery, Fillippo, Griesser, Koegel, McGill, Murray, O'Donnell and Mss. Joyner and Latoff, as well as

  1,000 shares for Mr. Thornton. The amounts in this column include 42,650 total shares for all Directors and Executive Officers as a group.

(3)
Mr. Koegel disclaims beneficial ownership of 1,160 shares which are owned by two adult children. Ms. Joyner disclaims beneficial ownership of 2,754 shares owned by her spouse.

(4)
In computing the number of shares beneficially owned by a person listed above and the percentage ownership of such person, shares of common stock underlying options or restricted stock held by each such person that are exercisable or convertible within 60 days of March 14, 2017 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

(5)
Unless otherwise disclosed, the address for such Beneficial Owner is 4 Brandywine Avenue, Downingtown, PA 19335.

(6)
Includes 65,697 shares held in Mr. McGill's IRAs and 1,722 shares in the John F. McGill trust for which Mr. McGill is a trustee.

(7)
Includes 16,405 shares held in Mr. Murray's IRAs.

(8)
Includes 18,685 shares held by Penn Avenue Investments LLC, a limited liability company controlled by Mr. O'Donnell.

(9)
Mary D. Latoff, a director, is the Executrix for The Estate of William S. Latoff, and in her role as Executrix, has the sole voting and investment power with respect to the securities owned by the Estate.

(10)
Share total as of December 31, 2016, as reported on Schedule 13G/A by such shareholder.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers, and persons who own more than ten percent of any class of the Company's registered securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities Exchange Commission. The Securities Exchange Commission requires officers, directors, and greater- than-ten-percent beneficial owners to furnish us with copies of all Forms 3, 4, and 5 they file. Based solely on a review of Forms 3, 4 and 5 filed during or with respect to 2016, and written representations from the applicable reporting persons, we believe that all of our officers and directors complied with all their applicable filing requirements during the fiscal year ended December 31, 2016.

 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

General

        Our Board of Directors currently consists of eleven members. The directors are divided into three classes, with each class serving on the Board of Directors for a staggered three-year term. Class "A" directors, whose terms expire at the annual meeting, consist of Gerard F. Griesser, William J. Hieb, Charles A. Murray and James H. Thornton. At the annual meeting, four directors will be elected to fill positions in Class "A". Each of the current Class "A" directors is a nominee for election at the annual meeting. The nomination of these directors to stand for election at the annual meeting has been recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors. Each of the nominees for Class "A", if elected, will serve for a three-year term expiring at the 2020 annual meeting, or until his successor is elected and qualified.

        Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, or is otherwise unavailable for election prior to our annual meeting, proxies solicited by our Board of Directors will be voted by the proxy holders for the election of any other person or persons as the Board of Directors may recommend, or our Board of Directors, at its option, may reduce the number of directors that constitute the entire Board of Directors. The Board of Directors recommends that you vote for the four nominees named below.

        Set forth below is certain information as of March 14, 2017 concerning the nominees for election as director and each other member of the Corporation's Board of Directors. All individuals listed are directors of the Company and DNB First, National Association, the Company's wholly owned bank subsidiary (also called the Bank). None of the following persons is or has at any time in the past five years been, a director or a person nominated or chosen to become a director in any registered investment company or other SEC registrant.

NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2020

        Gerard F. Griesser, age 67, has been a Director since October 2009. He currently serves on the Board Loan and Wealth Management Committees. He is currently Vice Chairman of Fox & Roach/Trident, a Berkshire Hathaway HomeServices company. From 1985 until the sale to Berkshire Hathaway in July 2013, he was one of three owners of Prudential Fox & Roach Realtors, the Trident Group and ETC, Inc. Mr. Griesser served as the Chairman of the Washington, DC-based Real Estate Settlement Providers Council (RESPRO) from 2003 to 2004 and was on the Board of Directors for Willow Financial Bancorp, Inc. from 2007 to 2009 and Chester Valley Bancorp, Inc. from 1987 to 2007. Mr. Griesser has previously served as the President of Fox Roach Charities, the charitable arm of Fox & Roach/Trident. Mr. Griesser graduated in 1971 from Villanova University with a BA and from Drexel University in 1975 with an MBA. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. Griesser's qualifications to serve on the Board includes his considerable knowledge and experience acquired while managing one of the country's largest integrated real estate brokerage company, personal lines insurance agency, title insurance agency and mortgage banking company. In addition, the Committee believes his business acumen acquired during his 14 years of commercial banking experience as well as his service on other publicly traded companies' boards, strengthens the Board's collective qualifications, skills and experience.

        William J. Hieb, age 60, has served as the Corporation's and Bank's President and Chief Executive Officer since April 2016. He has been a Director of the Corporation since 2005 and a Director of the Bank since 2004. Mr. Hieb served as President and Chief Risk & Credit Officer of the Corporation and the Bank from April 2011 to January 2016. Prior to that, Mr. Hieb served as President and Chief Operating Officer of the Corporation and the Bank from January 2005 to April 2011. Mr. Hieb is presently a member of the Wealth Management and Board Loan Committees. He was employed at First Union National Bank and predecessor banks from 1978 to 2002, and served as a Senior Vice President of First Union National Bank and as Managing Director of First Union Securities in Philadelphia. Mr. Hieb is a Board Member of the Chester County Chamber of Business and Industry, the Chester County Historical Society, the Business Leadership Organized for Catholic Schools and has served as a Board Member of the Chester County Economic Development Council from 2008 to 2013, the Chester County Chamber of Business and Industry Foundation from 2007 to 2011, the Downingtown Area School District Education Foundation from 2009 to 2015, and the Pennsylvania Bankers Association from 2009 to 2013. Mr. Hieb served as Treasurer, Board Member, and on the Executive Committee of The Housing Partnership of Chester County from 2005 to 2012. He is a graduate of The Pennsylvania State University with a degree in Finance. He also holds Series 7, 24 and 63 securities licenses. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. Hieb's qualifications to serve on the Board includes his considerable knowledge and experience acquired during his 39 years in commercial banking involving lending, credit administration and wealth management. In addition, the Committee believes his background supervising DNB's risk management function and operations during his career at DNB, strengthens the Board's collective qualifications, skills and experience.

        Charles A. Murray, age 59, has been a Director since 2016. He currently serves on the Audit and Board Loan Committees. Mr. Murray is a private investor who supplies capital, advisory and managerial support and strategic relations to early stage companies using the e-commerce environment to enhance their business-to-business relationship. Mr. Murray served as Chief Executive Officer of Actium Corporation, a firm that provided expert systems integration and consulting services to help clients solve business critical, time sensitive technology needs, from 1987 to 1999. He also previously served in sales and management positions for several technology companies, including Honeywell and Digital Equipment Corporation. Mr. Murray currently serves on the Board of Directors of E Path Learning. Mr. Murray was on the Board of Directors for East River Bank from 2006 to 2016 and Thistle Group Holdings Company (parent of Roxborough Manayunk Bank) from 1984 to 2004. He is a graduate of Rutgers University with a degree in Economics and Harvard University OPM, MBA. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. Murray's qualifications to serve on the Board includes his considerable knowledge and strength in sales, systems integration, marketing, finance and the e-commerce environment, which strengthens the Board's collective qualifications, skills and experience.

        James H. Thornton, age 72, was appointed Chairman of the Board of Directors in April 2016 and has been a Director since 1995. He is presently Chairman of the Audit Committee and the Executive Committee and serves on the Benefits & Compensation Committee. Mr. Thornton is the President of Thornton Consulting, a hospital and healthcare consulting firm, which he established in February 2009. From December 2006 to December 2008, Mr. Thornton was the CEO of John Dempsey Hospital of the University of Connecticut Health Center (UCHC) and was the Interim Chief Operating Officer of the Connecticut Children's Medical Center from December 2005 to December 2006. From July 1994 to December 2000, Mr. Thornton was the Chief Executive Officer of Brandywine Health System. He graduated from Villanova University in 1967 with a BS in Economics and Accounting. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. Thornton's qualifications to serve on the Board includes his considerable knowledge and executive experience acquired while managing two regional hospitals with complex operational and financial requirements. In addition, the Committee believes his background in finance and accounting strengthens the Board's collective qualifications, skills and experience.

 Continuing Directors for Terms Expiring 2018

        James R. Biery, age 68, has been a Director since January 2014. He is currently Chairman of the Benefits & Compensation Committee and serves on the Audit and Nominating & Corporate Governance Committees. Mr. Biery is the former President and CEO of the Pennsylvania Bankers Association (PBA), a position he held for the last 22 years of his 37-year tenure at the PBA which ended in November 2013. Mr. Biery is Chairman of the Pennsylvania Banking and Securities Commission and a Director of the Federal Home Loan Bank of Pittsburgh. Mr. Biery Chaired the Pennsylvania Department of Banking Transition Team under Governor Corbett and currently serves as a Board Member of the Pennsylvania Public School Employees Retirement System. Mr. Biery is past Chairman of the State Association Division of the American Bankers Association, former Board member for Silver Spring Township Authority and the Eagle Foundation of the Cumberland Valley School District. Mr. Biery graduated in 1970 from Lebanon Valley College and received a Masters in Governmental Administration from the Wharton Graduate School at the University of Pennsylvania in 1976. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. Biery's qualifications to serve on the Board includes his considerable knowledge and executive experience acquired while managing one of the strongest and most respected financial services trade associations which supports its membership through volunteer participation, industry advocacy, education and member services. In addition, Mr. Biery has provided critical advocacy to help shape political, regulatory and economic policy affecting the banking industry. The Committee believes Mr. Biery's business acumen acquired during his years of service at the PBA, strengthens the Board's collective qualifications, skills and experience.

        Thomas A. Fillippo, age 69, has been a Director since 2006. He is currently Chairman of the Board Loan Committee, and serves on the Benefits & Compensation, Executive and Nominating & Corporate Governance Committees. Mr. Fillippo is Chairman of Devault Foods and previously served as President and Chief Executive Officer of Devault Foods from 1970 to 2017. He serves on the board of the Paoli Hospital Foundation, serves as Chairman of the West Chester University's Council of Trustees and as a board member of the West Chester University Foundation and Sturzebecker Foundation. Mr. Fillippo is a past Chairman of the Chester County Chamber of Business and Industry, past Chairman of the Chester County Industrial Development Authority, past President of the Great Valley Regional Chamber of Commerce, and past President of the Pennsylvania Meat Packers Association. Mr. Fillippo graduated in 1969 from West Chester University with a degree in Health and Physical Education. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. Fillippo's qualifications to serve on the Board includes his considerable knowledge and executive experience acquired while managing the one of the largest privately held companies in Chester County with complex operational and financial requirements. In addition, the Committee believes his business acumen acquired during years of service on numerous non-profit boards, strengthens the Board's collective qualifications, skills and experience.

        James J. Koegel, age 70, has been a Director since 2003. He is currently Chairman of the Nominating & Corporate Governance Committee and serves on the Benefits & Compensation, Executive, Board Loan, and the Audit Committees. Mr. Koegel has been Chairman of Jones Motor Group since July 2016 and was previously the President of Jones Motor Group, Inc. & Affiliated Companies since May 1996. He has been a board member of the Chester County Industrial Development Authority since 2006, a member of the Board of Trustees of the Episcopal Academy since 1991 and has served as a board member of the Chester County Economic Development Council. Mr. Koegel graduated in 1969 from Villanova University with a degree in Economics and Temple University School of Law in 1975. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. Koegel's qualifications to serve on the Board includes his knowledge of law as well as his considerable knowledge and executive experience acquired while managing the operations of a successful privately held company which operates nationwide, strengthens the Board's collective qualifications, skills and experience.

        G. Daniel O'Donnell, age 65, has been a Director since 2016. He currently serves on the Nominating & Corporate Governance and the Benefits & Compensation Committees. Mr. O'Donnell is Senior Advisor and the former Chief Executive Officer of Dechert LLP, an international law firm with 27 offices in 14 countries around the world. Mr. O'Donnell is a nationally recognized advisor to private equity fund sponsors, corporations, and financial institutions as well as company managements, boards of directors, and special committees. He has represented clients in public and private mergers and acquisitions—both domestically and internationally—as well as corporate restructuring and corporate governance matters. Mr. O'Donnell joined Dechert in 1976 as an associate, was promoted to partner in 1982 and was elected as Chief Executive Officer in 2010. Mr. O'Donnell was on the Board of Directors for East River Bank from 2006 to 2016. Mr. O'Donnell is a frequent speaker on legal industry and management topics, and has been featured in a variety of prominent media outlets. Mr. O'Donnell was the 2016 recipient of the Philadelphia Bar Association's Dennis H. Replansky Memorial Award for his superior legal talent and work with charitable causes. He also serves as a member of the Board of Advisors of the Penn/Wharton Institute for Law and Economics and the Advisory Council of the College of Arts and Letters of the University of Notre Dame. Mr. O'Donnell earned his undergraduate degree from the University of Notre Dame in 1973 and his law degree from the University of Pennsylvania Law School in 1976. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. O'Donnell's qualifications to serve on the Board includes his leadership of Dechert LLP, a preeminent global law firm. In addition, the Committee believes his focus on mergers, acquisitions, corporate restructuring, and corporate governance matters, strengthens the Board's collective qualifications, skills and experience.

Continuing Directors for Terms Expiring 2019

        Mildred C. Joyner, MSW, LCSW, BCD, age 67, has been a Director since 2004 and currently serves as Chair of the Wealth Management Committee and serves on the Nominating & Corporate Governance and Audit Committees. Ms. Joyner has been the President of MCJ Consultants since January 2011 and is an Emeritus Professor of Social Work from West Chester University of Pennsylvania where she started her teaching career in 1979. While at West Chester University as a Professor of Social Work, she was elected in 1984 as the Director/Chairperson of the Undergraduate Social Work Department and served in that position until 2011. In 2010, Ms. Joyner chaired the fundraising committee for the Frederick Douglass sculpture which is permanently located on the campus of West Chester University. Ms Joyner was elected in 2015 as Vice-President of the National Association of Social Workers (NASW) which serves over 130,000 members throughout the United States. She also serves on the boards of the Chester County Food Bank, the Dana Farber Cancer Institute SoulMates advisory board in Boston, MA. She previously served on the boards of the Congressional Research Institute for Social Work and Policy in Washington, DC, the International Association of Schools of Social Work, the ANSWER Coalition, Chester County Children, Youth, and Families, the Chester County Women's Commission, and the Council on Social Work Education (CSWE) in Alexandria, VA as the President and Board Chair from July 2010 to June 2013. Ms. Joyner is a Chair Emeritus of Living Beyond Breast Cancer in Narberth, PA where she previously served as the Board Chair and as the Chair of Board Governance. In addition, Ms. Joyner also served as the Vice-President of CSWE, and is a past President of the Association of Baccalaureate Social Work Program Directors, a national organization located in Alexandria, VA. Ms. Joyner earned her BSW in 1971 from Central State University in Ohio and a MSW in 1974 from Howard University in Washington, DC. As a result of these leadership positions and other professional experiences, the Nominating & Corporate Governance Committee believes that Ms. Joyner's qualifications to serve on the Board includes her considerable knowledge and experience acquired while directing a major department at the largest university in Chester County. In addition, the Committee believes that Ms. Joyner's background in community based service provides the Board with a unique perspective and insight regarding the needs of local consumers and strengthens the Board's collective qualifications, skills and experience.

        Mary D. Latoff, age 61, has been a Director since January 2016. She is currently a member of the Wealth Management and Board Loan Committees. Ms. Latoff serves on the Children, Youth & Families Advisory Board as well as the Grant Committee of the Chester County Community Foundation. Ms. Latoff has held various positions with the Chester County Youth Center and is a former financial officer for Chester County's Department of Human Services which assists individuals and families achieve safety, independence and self sufficiency. Ms. Latoff graduated in 1977 from West Chester University with a degree in Criminal Justice and from Widener University in 1988 with a Certificate Degree in Accounting. The Nominating & Corporate Governance Committee believes that Ms. Latoff's qualifications to serve on the Board includes her financial experience and knowledge acquired during her tenure with Chester County's Department of Human Services, and as such, she will provide the board with a greater understanding of the County's socioeconomic issues, strengthening the Board's collective qualifications, skills and experience.

        John "Jef" F. McGill, age 55, has served as Vice Chairman and Director since 2016. He currently serves on the Executive and Wealth Management Committees. Mr. McGill has over 30 years of banking and finance experience and was the Chairman of East River Bank in Philadelphia, PA from 2006 to 2016. Mr. McGill was Chairman of the Board and Chief Executive Officer of Roxborough Manayunk Bank (RMB) and its holding company, Thistle Group Holdings Company from 1997 to 2004. Prior to that, Mr. McGill served in various positions at RMB beginning in 1984. Mr. McGill is an active member of the Philadelphia community. Mr. McGill currently serves on the board of Drexel Morgan & Company in Radnor, PA. He also serves on the board of Scoir Inc., a West Chester, PA technology company. He is a member of the Finance Committee of the Basilica of the National Shrine in Washington D.C., and is a partner in Luxury Cars of Greenwich, an Infinity automobile dealership in Greenwich, CT. He is a graduate of Spring Hill College with a degree in Finance. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. McGill's qualifications to serve on the Board includes his significant knowledge and leadership experience acquired in over three decades of commercial banking, as well as his service on other for-profit and nonprofit boards, strengthens the Board's collective qualifications, skills and experience.

        Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted "FOR" the election of the nominees named above as directors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

BOARD GOVERNANCE

Information about our Board of Directors

        During 2016, the Corporation's Board of Directors held 12 meetings and the Bank's Board of Directors held 12 meetings, excluding committee meetings, which are described below. Board and committee meetings of the Corporation and Bank are conducted on a combined basis. Only a single retainer is paid to each Director for their services as directors of both entities. Only a single fee is paid for each board or committee meeting, whether or not the meeting is for the Corporation, the Bank or is conducted on a combined basis. Each of the directors of the Corporation is also a director of the Bank. Each committee described below, unless otherwise noted, is a committee of the Bank and the Corporation.

        Each of the Directors of the Corporation attended at least 75% of the aggregate of (i) the total number of Board meetings held while he or she was a Director and (ii) the total number of meetings held by committees during his or her service on those committees.

Name	Audit	Benefits & Compensation	Board Loan	Executive	Nominating & Corporate Governance	Wealth Management
James R. Biery	M	C			M
Thomas A. Fillippo		M	C	M	M
Gerard F. Griesser			M			M
William J. Hieb			M			M
Mildred C. Joyner	M				M	C
James J. Koegel	M	M	M	M	C
Mary D. Latoff			M			M
William S. Latoff (2)			M	M
John F. McGill, Jr.				M		M
Charles A. Murray	M		M
G. Daniel O'Donnell		M			M
James H. Thornton	C	M		C
Meetings held during 2016	7	7	4	—	2	4
(1)
Committee Chair (C) or Member (M).

(2)
Mr. Latoff passed away on January 11, 2016.

The Audit Committee

        The Audit Committee of the Board of Directors oversees our accounting and financial reporting processes and the audits of our financial statements. For this purpose, the Audit Committee performs several functions:

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  Approves in advance the engagement of the independent registered public accounting firm for all audit and non-audit services, and approves the fees and other terms of the engagement;

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  Maintains responsibility for the appointment, compensation, retention, and oversight of our independent registered public accounting firm and evaluates the qualifications, performance, and independence of the independent registered public accounting firm;

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  Reviews, with our independent registered public accounting firm, any significant difficulties, disagreements, or restrictions encountered during the course of the audit, and reviews any management letters issued by the independent registered public accounting firm;

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  Reviews the critical accounting policies and all alternative treatments of financial information discussed by the independent registered public accounting firm with management, and reviews with management significant judgments made in the preparation of financial statements;

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  Reviews, with management and our independent registered public accounting firm, our financial reporting processes and internal financial controls;

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  Reviews the annual audited financial statements and recommends to the Board of Directors their inclusion in our annual report;

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  Reviews the quarterly financial statements and earnings press releases;

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  Establishes and oversees procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal controls or auditing matters; reviews changes in, or waivers of, our Code of Ethics, and as requested by the Board, reviews and investigates any conduct alleged to be in violation of the Code of Ethics;

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  Periodically reviews and discusses with the independent registered public accounting firm the matters required to be discussed by PCAOB AS 16 and any formal written statements received from the independent registered public accounting firm; and

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  Overseeing DNB's risk management function.

Audit Committee Charter

        The Audit Committee has adopted a charter. A copy of the Audit Committee Charter can be found at http://investors.dnbfirst.com.

        The Board of Directors has determined that, during 2016, Mr. Thornton would qualify as a "financial expert" within the meaning of that term in the SEC regulations dealing with audit committee financial experts. It has also determined that Messrs. Thornton, Biery, Koegel and Murray and Ms. Joyner each meet the definition of "independent" within the meaning of that term under the applicable listing standards of the NASDAQ Stock Market.

The Benefits & Compensation Committee

The Benefits & Compensation Committee of the Board of Directors:

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  Periodically reviews and advises the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of our compensation programs for executive officers and directors relative to comparable companies in our industry;

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  Reviews and makes recommendations regarding all benefit programs and human resource policies;

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  Reviews the performance of the CEO on an annual basis and sets goals for the coming year;

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  Reviews and approves corporate and personal performance goals and objectives relevant to the compensation of all executive officers, and sets all executive compensation;

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  Makes recommendations to the Board regarding the establishment and terms of incentive compensation plans and equity compensation plans, and administers such plans;

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  Approves grants of options, restricted stock, and other awards to all executive officers and directors;

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  Approves compensation related matters outside the ordinary course to executive officers and directors, including but not limited to employment contracts, change-in-control provisions, severance arrangements, and material amendments thereto; and

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  Makes recommendations to the Board regarding director compensation in conjunction with the Nominating & Corporate Governance Committee.

        The Benefits & Compensation Committee has a charter which can be found at http://investors.dnbfirst.com. Messrs. Biery, Fillippo, Koegel, O'Donnell and Thornton each meet the definition of "independent" within the meaning of that term for compensation committee members under the applicable listing standards of the NASDAQ Stock Market.

        The Benefits & Compensation Committee directly retained an outside consultant, Robert B. Jones, JD, CPA, CEBS, CSCP, CEO of Innovative Compensation and Benefits Concepts, LLC to evaluate our compensation practices and to assist in developing and implementing our executive compensation program and philosophy. Neither the Corporation nor the Bank has, in the last three years, engaged Mr. Jones in any capacity other than to advise the Benefits & Compensation Committee on the amount or form of executive and director compensation. He was retained by the Committee after a determination that he was independent and that no conflicts of interest as described in Section 240.10c-1(b)(4)(i) through (vi) of title 17 of the Code of Federal Regulations exist. Mr. Jones:

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  Developed a peer group of financial institutions for comparison. These institutions are in our geographical area and are about the same size as we are;

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  Analyzed our financial performance and compensation levels against members of the peer group;

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  Met individually with members of the Benefits & Compensation Committee and senior management to learn about our business operations and strategies, the key measures and target goals we use to evaluate our performance, and the labor and capital markets in which we compete;

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  Helped the Benefits & Compensation Committee establish tally sheets for analyzing total direct compensation company-wide and for each executive; and

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  Submitted executive compensation recommendations to the Benefits & Compensation Committee and the board of directors.

        Additionally, DNB retained Peter R. Johnson & Company ("PRJ"), specialists in compensation consulting, for the purpose of conducting a compensation review for all positions within the Bank. Job descriptions were gathered and annual base salary data was provided for DNB. PRJ met with management to understand employee duties, responsibilities and organizational reporting relationships.

        A compensation analysis was completed which included a review of published salary surveys for competitive labor market comparisons. The labor market was defined to include organizations of similar size, geographic region and industry. PRJ tabulated current rates of pay for base salary compensation by averaging all pieces of survey data utilized. Once competitive labor market rates were identified, base salary ranges were developed that reflected the trend of the data. Average rate of pay for each position provided the foundation for the grade midpoint. Salary ranges were set and a compensation analysis was developed to determine the competitive compensation posture of DNB.

        During the last three years, neither the Corporation nor the Bank has engaged PRJ in any capacity other than to advise the Committee on the amount or form of executive and employee compensation. PRJ was retained by the Committee after a determination that it was independent and that no conflict of interest (as previously described) existed.

The Board Loan Committee

The Board Loan Committee of the Board of Directors:

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  Periodically reviews asset quality, sales & marketing, policy exception and charge-off reports;

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  Reviews and takes action on proposed and existing loans in excess of the Officers' Credit Committee authority;

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  Ratifies loans approved by officers and the Officers Loan Committee over a specified amount; and

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  Reviews and approves changes to the Credit policy.

The Wealth Management Committee

The Wealth Management Committee of the Board of Directors:

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  Reviews and approves the recommendations of the Securities & Administrative Review Committee;

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  Reviews and ratifies the actions of management regarding the investment portfolios managed by DNB First Wealth Management;

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  Reviews and recommends policies and procedures for DNB First Wealth Management and ensures compliance with applicable federal and state regulations; and

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  Reviews estate administration.

The Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee of the Board of Directors:

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  Evaluates and selects nominees for each election of directors;

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  Determines criteria for selecting new directors, including desired board skills and attributes, and identifies and actively seeks individuals qualified to become directors;

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  Considers any nominations of director candidates validly made by shareholders;

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  Reviews and makes recommendations to the Board of Directors concerning qualifications, appointment, and removal of committee members;

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  Reviews and approves any related party transactions;

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  Reviews the Code of Ethics & Whistle Blower policy from time to time and recommends such changes to the Code as the Committee shall deem appropriate;

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  Reviews our compliance with corporate governance listing requirements established by NASDAQ;

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  Assists the Board in developing criteria for the evaluation of Board and committee performance; and

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  Assists the Board in the orientation of new directors and in the development of corporate governance related to continuing education for all Board members.

        The Board of Directors has determined that each of the members of the Nominating & Corporate Governance Committee is "independent" within the meaning of that term under the applicable listing standards of the NASDAQ Stock Market.

Director Independence

        In determining that Messrs. Biery, Fillippo, Griesser, Koegel, Murray, O'Donnell and Thornton and Ms. Joyner are independent in accordance with the listing standards of the NASDAQ Stock Market, the board of Directors considered routine banking transactions between the Bank or its affiliates and each of the directors, their family members and businesses with whom they are associated, such as loans, deposit accounts, wealth management and fiduciary accounts, routine purchases of insurance or securities brokerage products, any overdrafts that may have occurred on deposit accounts, any contributions the Corporation made to non-profit organizations with whom any of the directors are associated, any transactions that are discussed under "Certain Transactions of Management and Others with the Corporation and its Subsidiaries" beginning on page 47 of this Proxy Statement, and the following transactions, relationships and arrangements: Director participation in the Stock Option Plan and Director participation in the Incentive Equity and Deferred Compensation Plan.

Shareholder Director Nominations

        Our bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at the Company's annual meeting. The Nominating & Corporate Governance Committee does have a charter which includes information regarding director nominations and communications by shareholders with directors, including the process for evaluating director nominees proposed by shareholders. The Nominating & Corporate Governance Committee Charter can be found at http://investors.dnbfirst.com.

        The Nominating & Corporate Governance Committee will evaluate any recommendation for director nominee validly proposed by a shareholder. In order to be evaluated in connection with the Nominating & Corporate Governance Committee's established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a shareholder must be sent in writing to the Corporate Secretary, 4 Brandywine Avenue, Downingtown, Pennsylvania, 120 days prior to the anniversary of the date proxy statements were mailed to shareholders in connection with the prior year's annual meeting and must contain the information required by our bylaws, as well as the following information:

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  The candidate's name, age, contact information, and present principal occupation or employment;

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  A written consent of the recommended individual stating that the individual consents to be nominated for the position of director of the Company and that the individual will submit to the Company all information that the Nominating & Corporate Governance Committee requests in connection with its consideration of the nomination or as the Company may otherwise request in order for it to fulfill its disclosure and legal obligations in connection with the nomination and service of such individual as director; and

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  A description of the candidate's qualifications, skills, background, and business experience during, at a minimum, the last five years, including his or her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.

        In order for the recommendation to be acted upon in a timely fashion to permit nomination, if appropriate, at any annual meeting of the shareholders of the Corporation, these materials must be received by the Corporate Secretary, in proper form, completed and signed, at the address set forth on the first page of this Proxy Statement, not later than the deadline for submission of shareholder proposals for inclusion in the Corporation's proxy materials identified in the section of this Proxy Statement titled, "How and when may I submit a shareholder proposal for the 2018 Annual Meeting of Shareholders?" on page 7.

Process for Considering and Evaluating Board Nominees

        In evaluating director nominees, the Nominating & Corporate Governance Committee considers the following factors:

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  The appropriate size of our Board of Directors and its Committees;

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  Whether the potential nominee has experience and expertise that is relevant to the Company's business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company;

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  The skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;

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  Whether the potential nominee is independent, as defined by NASDAQ listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its shareholders, and whether he or she is willing and able to represent the interests of all shareholders of the Company;

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  Whether the potential nominee is highly accomplished in his or her respective field;

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  Whether the addition of the potential nominee to the Board of Directors would assist the Board of Directors in achieving a mix of Board members that represents a diversity of background and experience, including diversity with respect to age, gender, national origin, race and competencies;

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  Whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;

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  Whether the potential nominee can work collegially with others; and

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  Any factor which would prohibit the potential nominee from devoting sufficient time to DNB's business.

        Other than the items listed above, there are no stated minimum criteria for director nominees, and the Nominating & Corporate Governance Committee may also consider such other factors as it may deem are in our best interests and the interests of our shareholders. The Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an "audit committee financial expert," that a majority of the members of the Board meet the definition of "independent director" under NASDAQ rules, and that one or more key members of management participate as members of the Board.

        The Nominating & Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. With respect to an incumbent director whom the Committee is considering as a potential nominee for re-election, the Company's Nominating & Corporate Governance Committee reviews and considers the incumbent director's service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company. If any member of the Board does not wish to continue in service or if the Nominating & Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating & Corporate Governance Committee identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals that meet the criteria. The Committee has not historically engaged third parties to identify, evaluate, or assist in identifying potential nominees, but relies on community and business contacts it has established through its directors, officers and professional advisors to help it identify potential director candidates when a specific need is identified.

        While we have no formal policy with respect to diversity on the Board, our Nominating & Corporate Governance Committee charter does require diversity to be taken into account. The Committee seeks to achieve a total mix of Board members that represents a diversity of background and experience, including diversity with respect to age, gender, national origin, race and competencies.

Board Leadership Structure

        The Board is currently led by James H. Thornton as the Chairman of the Board. Our Bylaws and Corporate Governance Guidelines permit the roles of Chairman of the Board and Chief Executive Officer to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board's assessment of its leadership from time to time.

        The Board believes that our stockholders are best served at this time by having an independent director serve as Chairman of the Board. Our Board believes this leadership structure effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It gives primary responsibility for DNB's operational leadership and strategic direction to our CEO, William J. Hieb, while the Chairman facilitates our Board's independent oversight of management, promotes communication between senior management and our full Board about issues such as management development and succession planning, executive compensation, and corporate performance, engages with shareholders, and leads our Board's consideration of key governance matters.

        Each of the directors, other than William J. Hieb, DNB's President and CEO, and Mary D. Latoff and John F. McGill (both outside directors), is independent and the Board believes that the independent directors provide effective oversight of management. In addition to feedback provided during the course of Board meetings, the independent directors have executive sessions when appropriate.

Risk Oversight

        Under DNB's Corporate Governance Guidelines, the Board is charged with providing oversight of DNB's risk management processes. In accordance with NASDAQ requirements, the Audit Committee is primarily responsible for overseeing the risk management function at DNB on behalf of the Board. In carrying out its responsibilities, the Audit Committee works closely with DNB's Chief Risk & Credit Officer and other members of DNB's management team. The Audit Committee meets at least quarterly with the Chief Risk & Credit Officer and other members of management to review the processes in place to monitor and control such exposures. The Audit Committee also receives updates between meetings from the Chief Risk & Credit Officer, the Chief Executive Officer, the Chief Financial Officer and other members of management relating to risk oversight matters. In addition, at least annually, the Chief Risk & Credit Officer and members of management make a presentation on risk management to the full Board.

        In addition to the Audit Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Benefits & Compensation Committee considers the risks that may be implicated by our executive compensation programs and the Wealth Management Committee reviews risks associated with the operations of a Wealth Management Department.

Director Attendance at Annual Meetings

        We make every effort to schedule our annual meeting at a time and date to maximize attendance by directors taking into account the directors' schedules. We believe that annual meetings provide an opportunity for shareholders to communicate with directors and have requested that all directors make every effort to attend the Company's annual meeting. Historically, more than a majority of the directors have done so; for example, in 2016, all of the Company's then eight (8) directors attended the 2016 Annual Meeting.

Executive Officers Who Are Not Directors

        The following sets forth information with respect to executive officers of the Corporation and the Bank who do not serve on the Corporation's Board of Directors. Each serves at the pleasure of the Board of Directors. There are no arrangements or understanding between the Corporation or the Bank and any person pursuant to which any such officers were selected.

        Vince Liuzzi, age 50, joined the Bank in February 2014 and currently serves as Executive Vice President, Chief Banking Officer of the Corporation and the Bank. Mr. Liuzzi is directly responsible for leading DNB's retail, consumer and mortgage lending, operations, and marketing lines of business. Prior to joining DNB, he served as Executive Vice President, Region President for Wells Fargo & Company's 165-branch community banking network in greater Philadelphia and Delaware, overseeing sales, service, public and community relations, consumer activities, small business services and wealth management.

        Christopher P. McGill, age 48, joined the Bank in October 2016 and currently serves as Executive Vice President, Chief Commercial Lending Officer of the Corporation and the Bank. Prior to joining the Bank, Mr. McGill was the President and Chief Executive Officer of East River Bank from 2006 to 2016. Mr. McGill was Senior Vice President of Citizens Bank of Pennsylvania from January 2004 to 2005, with their Professional Banking Group in the Mid-Atlantic region. Mr. McGill was Senior Vice President, Private Banking for Roxborough Manayunk Bank, and held various other positions in the lending area from 1991 to 2004.

        Gerald F. Sopp, age 60, joined the Bank in January 2007 and currently serves as Executive Vice President, Chief Financial Officer and Corporate Secretary of the Corporation and the Bank. Mr. Sopp is directly responsible for all financial and accounting operations, investor relations, asset/liability management, strategic planning, forecasting, budgeting, liquidity management, human resources and facilities management. Prior to joining DNB, Mr. Sopp was employed as Vice President and Controller of Wilmington Trust Corporation, Delaware from 2000 to 2006 and from 1993 to 2000 was the Vice President and Controller for The Clarks Companies, N. A., Massachusetts.

PROPOSAL 2—APPROVAL OF AN AMENDMENT TO THE CORPORATION'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

        Under the Corporation's current Amended and Restated Articles of Incorporation, the total number of shares of all classes of capital stock that the Corporation has authority to issue is 11,000,000 shares, consisting of 10,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of March 14, 2017, there were 4,336,344 shares of common stock issued and 1,246,990 reserved for various corporate plans, leaving a total of 4,416,666 authorized shares of common stock available for future issuance. There are currently no shares of preferred stock issued.

        The Board believes that it is desirable and in the best interests of the Corporation and its shareholders to have a sufficient number of additional shares of common and preferred stock available for issuance from time to time, as the occasion may arise, for future financing and acquisition transactions, to permit stock dividends or stock splits at some future date, to fund employee benefit plans and for other proper corporate purposes. Therefore, the Board has approved, and recommends that the shareholders of the Corporation approve an amendment to the Corporation's Amended and Restated Articles of Incorporation to (a) increase the number of authorized shares of common stock from 10,000,000 shares to 20,000,000 shares and to (b) increase the number of authorized shares of preferred stock from 1,000,000 shares to 5,000,000 shares ("Proposal Two"). This amendment of the Corporation's Amended and Restated Articles of Incorporation will consist of an amendment to the first paragraph of Article 5 of the Amended and Restated Articles of Incorporation so that the first paragraph provides as follows:

          5. The aggregate number of shares which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share (the "Common Stock") and Five Million (5,000,000) shares of Preferred Stock of the par value of Ten Dollars ($10.00) per share (the "Preferred Stock"), for a total authorized capital of Seventy Million Dollars ($70,000,000). Any or all classes or series of shares of stock, or any part thereof, of the Corporation may be uncertificated shares to the extent determined by the Board of Directors of the Corporation from time to time. However, in no event shall shares represented by a certificate be deemed uncertificated until the certificate is surrendered to the Corporation.

        Since its Reorganization into a Bank Holding Company on April 19, 1983, the Corporation has undergone two (2) two-for-one stock splits, effected in the form of a 100% stock dividend, and thirteen (13) 5% stock dividends. The purpose of these stock splits and stock dividends has been to keep the trading price of the common stock within a range that makes it more affordable and accessible to individual shareholders, thereby increasing the Corporation's overall shareholder base and the market liquidity of the shares. With only the present 10,000,000 shares of authorized common stock and 5,583,334 shares of common stock issued or reserved for various corporate plans, the Corporation's current authorized shares could not accommodate a future two-for-one stock split. While the Corporation has no present plans or commitments for stock splits, stock dividends, acquisitions, financings, or public or other issuances of its shares, it is possible that the Corporation may consider any of the foregoing in the future. Proposal Two will not make any changes to the par value, or any other term or provision of the common or preferred stock, which the Corporation is authorized to issue in the future, nor is it intended to amend any other provisions of Article 5 of the Amended and Restated Articles of Incorporation.

        Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted "FOR" Proposal 2 to approve an amendment to the Corporation's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock and preferred stock, as disclosed in DNB's Proxy Statement for its 2017 annual shareholder meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE CORPORATION'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

PROPOSAL 3—AMENDMENT TO DNB'S INCENTIVE EQUITY AND DEFERRED COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN

The Proposed Amendment

        The DNB board of directors has approved, subject to the approval of its shareholders, an amendment to our Incentive Equity and Deferred Compensation Plan (adopted effective November 24, 2004, as amended May 5, 2009) to increase the number of shares of common stock available for issuance under the Plan. The Plan provides for adjustments to this limit in proportion to adjustments in DNB's issued shares of common stock in certain cases described below. A copy of the Amended and Restated omnibus Plan is attached to this proxy statement as Appendix A.

        The proposed amendment increases the aggregate number of shares of common stock available for issuance under the Plan after the effective date of the amendment to 493,101 shares (as that number needs to be adjusted for recapitalizations and other transactions described in the Plan). Upon adoption of these amendments, currently applicable NASDAQ rules would permit awards of shares potentially over the next ten years through April 26, 2027, but would require another shareholder approval for awards after April 26, 2027.

        As of December 31, 2016 and March 14, 2017 there were 64,929 shares of common stock (of the 243,101 shares initially authorized for issuance under the Plan) available for issuance under the Plan. Based on the Board's strong belief in the importance of long-term incentives in supporting the key objectives of the Company, the Board approved an amendment and restatement of the Plan, which would increase the number of shares of common stock authorized for issuance thereunder by 250,000 shares to an aggregate of 493,101 shares. The Board also authorized extending the term of the Plan. The changes approved by the Board are reflected in the Plan included in Appendix A to this proxy statement.

Summary of the Changes to the Plan

  •
  Increases shares available for issuance by 250,000 shares from 243,101 to 493,101

  •
  Extends the term of the Plan to expire April 26, 2027

        These changes continue our approach of aligning our equity compensation program with the interests of our shareholders and with evolving best practices in equity and incentive compensation. If this amendment and restatement is not approved by shareholders at the Annual Meeting, no new shares will be added and awards will continue to be granted under the Plan as currently in effect.

        The following table shows the numbers of shares of our stock that have been granted or are available for grants under the Plan:

Category	Amount
Shares granted and vested under the Plan	122,397
Shares subject to awards under the Plan, but not yet vested	55,775
Shares remaining available for awards under the Plan before this amendment	64,929

Maximum shares available for grant prior to the April 26, 2017 amendment	243,101
Increase in shares available for grant per the April 26, 2017 amendment	250,000

Maximum shares under the Plan after the April 26, 2017 amendment	493,101

        The shares remaining available for awards under the Plan, and any shares subject to awards already granted but not yet vested and which expire without vesting, or any other awards that expire or are cancelled without issuance of shares, shall be added back to the maximum number of shares eligible for awards under the Plan and may be the subject of awards thereafter without further amendment of the Plan or approval of the shareholders of DNB. Those awards shall not be considered increases to the maximum number of shares issuable under the Plan, but any such awards shall be subject to the other provisions of the Plan. Shares of Stock issued pursuant to the Plan may be either then authorized but unissued shares or shares then held in the treasury of DNB.

        The maximum number of shares that can be issued under the Plan may be adjusted pursuant to Article 10 of the Plan in each of the following cases without further shareholder approval:

  •
  If the number of issued shares increases or decreases resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued shares without receipt or payment of consideration by DNB, the maximum number of shares issuable under the Plan will automatically adjust proportionately.

  •
  If DNB is the surviving corporation in any merger or consolidation (other than where DNB shareholders receive securities of another corporation), the maximum number of shares issuable under the Plan will automatically pertain to the securities which a holder of shares subject to an award under the Plan would have received in such merger or consolidation, and adjust in number in the same proportion as shares subject to awards under the Plan would receive in the merger or consolidation.

  •
  If any other corporate change or change in DNB's capitalization other than those specifically described in Article 10 of the Plan, DNB's compensation committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to outstanding awards under the Plan as the committee may consider appropriate to prevent dilution or enlargement of rights, and the maximum number of shares issuable under the Plan will automatically adjust proportionately.

        If the shareholders approve the proposed amendment to the Plan, the Plan will be amended and restated in the form attached to this proxy statement as Appendix A.

Summary of the Plan

        Purpose.    The Plan was adopted and approved by the Board of Directors on November 24, 2004, and amended and restated, effective May 5, 2009. The purpose of the Plan is to promote the success and enhance the value of DNB by linking the personal interests of directors, employees, officers and executives of DNB and its subsidiaries to those of shareholders and by providing them with an appropriate performance incentive. The Plan is further intended to provide flexibility to DNB in its ability to motivate, attract, and retain the services of directors, employees, officers, and executives upon whose judgment, interest, and special effort the successful conduct of DNB's operation is largely dependent.

        Awards.    The Plan permits awards of restricted stock, unrestricted stock or stock appreciation rights to eligible participants. Each award is to be evidenced by an award agreement. These awards can be issued directly under the Plan or as deferred compensation. If an award to a non-employee director is issued as deferred compensation, it is also governed by our Deferred Compensation Plan for Directors. If an award is issued to an officer or other employee (whether or not also a director), it is also governed by our Deferred Compensation Plan.

        Eligibility.    Persons eligible to participate in the Plan include all directors and any key executive of DNB (including among others the president, any vice president, secretary, treasurer or any manager in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for DNB, and who on the date of an award is employed by DNB. The committee may, from time to time, select from among all eligible individuals those to whom awards shall be granted and shall determine the nature and amount of each award. No individual shall have any right to be granted an award under the Plan.

        Withholding Taxes.    Recipients of awards are obligated to pay or reimburse DNB for any federal, state or local withholding taxes that DNB is required to pay with respect to an award or the issuance of award shares. A participant may pay these taxes by cash or by applying some of the award shares that are then vesting, or both.

        Vesting and Conditions to Issuance of Award Shares.    If an award is subject to delayed vesting, the participants are not entitled to be issued any award shares and will not own the shares covered by an award until any vesting date described in the award Agreement. Whether or not an award will vest immediately, and the terms on which it may vest, will be as determined from time to time by the compensation committee.

        Transferability of Awards and Award Shares.    No right or interest of a participant in any award may be pledged, encumbered, or hypothecated to or in favor of any party other than DNB, or shall be subject to any lien, obligation, or liability of the participant to any other party other than DNB. No award is assignable or transferable other than by will or the laws of descent and distribution. However, the committee, in its discretion, may permit a participant to make a gratuitous transfer of an award to his or her spouse, lineal descendants, lineal ascendants, or a duly established trust for the benefit of one or more of these individuals.

        Right To Defer Compensation.    Any participant designated by the board or by the committee may elect to defer (i) all or any portion of the participant's salary, (ii) any percentage of a fiscal year bonus determined by the board or other duly constituted authority or delegate to be payable to such participant, or (iii) all or any portion of the participant's director's fees.

        Deferred Compensation Account.    A deferred compensation account in the name of each participant who has elected to defer compensation under the Plan shall be established and maintained as a special ledger account on the books of DNB. No right or interest of any participant or any person claiming through or under such participant in the participant's deferred compensation account shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process (including execution, levy, garnishment, attachment, bankruptcy, or otherwise) or in any manner be subject to the debts or liabilities of such participant. Each month, the amount of deferred salary or director's fees shall be credited to the participant's deferred compensation account.

        Earnings on Deferred Compensation Account.    Except as otherwise provided by the terms of an award, the participant shall, at the time of making a deferred compensation election under the Plan, make an election directing DNB to hold the amount of the deferred compensation account in cash, DNB stock or other investment options the board or committee may make available. Earnings on the balance of the deferred compensation account will be calculated according to the option chosen by the participant. These optional bases may include cash, DNB stock or other options such as deemed investments in individual stocks or bonds, mutual funds or other investments. In the absence of a contrary election by a participant, the amount credited to a deferred compensation account shall be credited as cash. If a participant elects to have his or her deferred compensation account credited with a deemed investment in anything other than cash, the crediting is merely a bookkeeping entry, and the participant will not have any voting, dividend, or other legal or economic rights with respect to any investment. At the end of each fiscal quarter, an amount equivalent to any interest, dividend or other income earned by, and changes in value of, each deemed investment asset, shall be credited or charged by DNB to the participant's deferred compensation account.

        Payment of Deferred Compensation.    Payments of deferred compensation accounts will occur on a participant's distribution event. Eligible distribution events are different for different participants. If a participant is an employee but not a key employee within the meaning of Internal Revenue Code Section 416, his or her distribution event will be the date he or she separates from service with DNB. If the participant is a key employee, the distribution event will be six months after his or her separation from service with DNB, or the date his or her employment terminates due to disability. For a director, the distribution event will be the earlier of age 55 or the date he or she separates from service with DNB, as he or she elects when first becoming eligible to participate in the Plan. The participant will determine the method of distributing the amounts in the deferred compensation account at the time the first election to participate in the Plan is made, which shall be either a single distribution or a series of up to ten (10) consecutive, substantially equal annual installments paid to such participant or his or her beneficiary, as the case may be, on or before January 15 of each year, commencing in the year following the Distribution Event. If no such election is made, the method of distribution shall be determined solely by the board. In the event of an earlier change in the ownership or effective control of DNB, or in the ownership of a substantial portion of its assets, a participant will receive a distribution of all or a portion of his or her deferred compensation account.

        Hardship Distributions.    Prior to the time a deferred compensation account of a participant would otherwise become payable, the committee, in its sole discretion, may elect to distribute all or a portion of the deferred compensation account in the event such participant requests a distribution by reason of an unforeseeable emergency. For purposes of the Plan, an unforeseeable emergency shall be deemed to have occurred if the committee determines that a participant has experienced a severe financial hardship resulting from an illness or accident of the participant, the participant's spouse, or a dependent of the participant, or a loss of the participant's property due to casualty, or another similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the participant. A distribution based on an unforeseeable emergency shall not exceed the amount necessary to satisfy such emergency plus the amount necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such emergency may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). In the event the participant is a member of the committee making the determination, the participant shall not participate in the decision by the committee.

        Trust Provisions.    DNB may in its sole discretion establish one or more trusts to provide a source of payment for its obligations under the Plan and such trust shall be permitted to hold cash, DNB stock, or other assets to the extent of DNB's obligations under the Plan.

        DNB Creditor Claims.    All assets held by any account or trust created under the Plan, and all distributions to be made by DNB or any trustee pursuant to the Plan and any trust agreement, are subject to the claims of general creditors of DNB, including judgment creditors and bankruptcy creditors. The rights of a participant or his or her beneficiaries in or to any assets of the trust shall be no greater than the rights of an unsecured creditor of DNB.

        Adjustments of Number of Shares Subject to an Award.    The Plan provides that the number of shares subject to an award will be automatically adjusted for any increase or decrease in the number of shares of issued common stock resulting from reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other similar increase or decrease in the number of shares outstanding effected uniformly as to all shareholders without receipt of consideration by DNB. Award shares may also be adjusted in cases of a merger, consolidation or other reorganization where DNB is the surviving corporation and its shareholders receive other securities for their DNB common stock. Upon any other corporate change or change in DNB's capitalization other than those specifically described in the Plan, the compensation committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to outstanding awards under the Plan as the committee may consider appropriate to prevent dilution or enlargement of rights. As proposed to be amended, the Plan would make corresponding adjustments to the maximum number of shares issuable under the Plan.

        Termination or Modification of Plan.    The Plan provides that the board of directors may terminate, amend or modify the Plan at any time, without the approval of DNB's shareholders, but no action of the board of directors may affect any award previously granted to a participant under the Plan, without the consent of the participant. So long as DNB stock is listed on the NASDAQ Capital Market, NASDAQ listing requirements will require shareholder approval of any material Plan amendments.

        Employee Retirement Income Security Act of 1974 (also called ERISA).    The Plan is not a qualified deferred compensation Plan under section 401(a) of the Code. DNB believes the Plan is not subject to any of the provisions of ERISA.

        Administration of Plan.    The Plan is administered by DNB's board of directors, which has delegated its powers with respect to the administration of the Plan (except powers of termination or amendment of the Plan) to DNB's Benefits & Compensation Committee. Subject to the Plan terms, the board of directors and the compensation committee has authority to select the employees to whom awards may be granted, to determine the time or times, at which awards shall be granted, the amounts, terms and conditions of such awards, and to interpret, construe and implement the Plan.

        Because all awards under the plan are discretionary, it is not possible to predict the awards that will occur if the plan amendments are approved. Neither the board of directors nor the compensation committee has made any decisions regarding further awards under the plan.

Effect of the plan amendments

        If the plan amendments are approved, the plan will be amended and restated in the form of the amended and restated plan attached as Appendix A to this Proxy Statement. The amended and restated plan will increase the aggregate number of shares of common stock available for issuance under the plan after this amendment to not more than 493,101 shares under the plan (subject to adjustment upward or downward as described above). It will also permit awards for shares of DNB common stock without further shareholder approval over the next ten years.

Required Vote

        To be approved, the amendment to our Incentive Equity and Deferred Compensation Plan to increase the number of shares of common stock available for issuance under the plan and to extend the life of the plan through April 26, 2027, must receive a "For" vote from a majority of the votes cast in person or by proxy by all shareholders entitled to vote on that matter.

        Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted "FOR" Proposal 3 to amend the Corporation's Incentive Equity and Deferred Compensation Plan to increase the number of shares of common stock available for issuance under the Plan and to extend the life of the plan through April 26, 2027.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO DNB'S INCENTIVE EQUITY AND DEFERRED COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN AND TO EXTEND THE LIFE OF THE PLAN THROUGH APRIL 26, 2027.

PROPOSAL 4—NON-BINDING SAY ON PAY RESOLUTION TO APPROVE THE COMPENSATION
OF THE SENIOR EXECUTIVE OFFICERS

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), DNB is providing its shareholders with the opportunity to vote on an advisory (non-binding) resolution at this year's Annual Meeting to approve DNB's named executive officer compensation as described in the MANAGEMENT COMPENSATION section of this proxy statement. This proposal, commonly known as a "Say On Pay" proposal, gives shareholders the opportunity to endorse or not endorse DNB's executive officer pay program. The Board therefore recommends that shareholders approve, in an advisory vote, the following resolution:

  "RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this Proxy Statement, is hereby approved."

        Because your vote is advisory, it will not be binding upon the board of directors. However, the board of directors and the Benefits & Compensation Committee will take into account the outcome of the vote when considering DNB's future executive officer compensation decisions.

        The board of directors believes that it and the Benefits & Compensation Committee have developed a reasonable philosophy, and appropriate policies and procedures, for evaluating executive performance and making decisions about executive compensation. They have done this in consultation with professional compensation and benefits consultants and have attempted to provide appropriate incentives to DNB's executive officers to maximize shareholder value while, at the same time, discourage inappropriate or excessive risk-taking. For these reasons, the board of directors believes that the adoption of the advisory (non-binding) resolution is in the best interests of DNB and its shareholders and other constituencies.

        Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted "FOR" Proposal 4 to adopt the advisory (non-binding) resolution approving DNB's compensation of its executives for 2016, as disclosed in DNB's Proxy Statement for its 2017 annual shareholder meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY (NON-BINDING) RESOLUTION CONCERNING THE CORPORATION'S EXECUTIVE OFFICER COMPENSATION.

 MANAGEMENT COMPENSATION

OVERVIEW

  Our Basic Compensation Philosophy

        Our overall philosophy is to provide competitive and reasonable compensation to all executive officers. The Benefits & Compensation Committee ("Committee") believes that the overall enhancement of our performance, and in turn shareholder value, depends on the establishment of a close relationship between the financial interests of shareholders and those of our executive officers. In addition to this desired pay-for-performance relationship, the Committee also believes that we must maintain a competitive compensation package that will attract, retain, and motivate executive officers who are capable of making significant contributions towards our success. The Committee strives to determine management compensation by a performance-based framework. We believe this enhances shareholder value by integrating our overall financial condition and operating results with individual performance.

  The Role of Our Benefits & Compensation Committee

        Our Benefits & Compensation Committee has five members and meets periodically during the course of the year. The Committee establishes and reviews compensation and benefit programs for executive officers. The Committee strives to use programs that attract, retain, motivate and appropriately reward individuals who are responsible for our short and long-term profitability and growth and for helping us provide shareholders with an investment return. The Committee conducts regular comprehensive reviews of our compensation program. It establishes and reviews the annual compensation of our executive officers. The Committee also takes action, or recommends that the Board take action, regarding the adoption, amendment or administration of executive compensation, incentive and benefit plans.

  How the Committee Puts Our Philosophy Into Action

        The Committee's specific objectives are to:

  •
  Provide compensation that takes into account our performance relative to our financial goals and objectives;

  •
  Provide compensation that takes into account the executive's performance against assigned individual goals;

  •
  Align management's financial interests with those of shareholders. One way we do this is by providing equity-based long-term incentives; and

  •
  Offer each executive a total compensation program based on the executive's level of responsibility, the executive's skills and experience relative to our other executives and similar executives of peer group financial institutions.

        In working toward these objectives, the Committee strives to tie a substantial portion of an executive's overall compensation to our financial performance including earnings per share, total shareholder return, revenues, revenue growth, return on equity, return on assets, stock price and other financial measures. The Committee attempts to establish company-wide management compensation at or near the median competitive levels of comparable public banking organizations, particularly those in Southeastern Pennsylvania and specifically in the Delaware Valley area. The Committee also attempts to provide compensation higher than the median level for demonstrated superior performance.

        The Compensation Committee relies heavily on performance-based pay and incentive-based programs. In addition, our programs are designed to encourage share ownership and help to more fully align the interests of our executive talent with the interests of shareholders for the long-term improvement of the DNB's results.

  Our Compensation Practices

        We believe it is appropriate for our executives to focus certain of their efforts on near-term goals that have importance to DNB; however, we also acknowledge that near-term focus should not be to the detriment of a focus on the long-term health and success of DNB. In practice, providing base salary to any employee provides the most immediate reward for job performance. The Committee engages in an annual process to set base salary. We believe our process for establishing base salary is relatively free from risk to DNB, as we do not typically make significant adjustments to base salary based on a single year's performance.

        The Committee believes it is appropriate to reward our executives for achieving our near-term goals, when such goals correspond to the overall Company or department goals and direction set by our board of directors. To reward the executives for such achievements, DNB has an Annual Incentive Plan that provides annual bonuses to our executives and other employees to support and promote the pursuit of our organizational objectives and financial goals. This practice permits senior executives, as well as other deserving employees, to receive more compensation if we and the individual meet certain pre-established financial and non-financial performance goals for the year. The performance goals for executives are consistent with our Strategic Plan and Annual Budget and our performance in relation to those plans. We pay bonuses, subject to the discretion of the Committee, to executives and other officers for achieving our annual financial goals at corporate and business unit levels and for achieving measurable individual annual performance objectives. Annual incentive awards for other employees are primarily based on personal goals.

        The Committee limits the maximum amount that may be earned so that senior executive officers do not feel the need to strive for attainment of unreasonable or unrealistic levels of performance. In this way, we believe the design of the Annual Incentive Plan does not encourage our executives to take unnecessary or excessive risks that could harm the value of DNB.

        The other incentive compensation elements offered to our senior executive officers are intended to reward performance over the long-term or are intended to focus our senior executive officers' attention on the long-term performance of DNB. We feel there is little, if any, risk associated with our 401(k) Retirement Savings & Profit Sharing Plan or Pension Plan as they are subject to and maintained in accordance with the mandates of the Internal Revenue Code of 1986, as amended and the Employee Retirement Income Security Act. We believe that a significant portion of executive compensation should be based on value created for our shareholders. This feature of our senior executive officers' compensation package consists of a broad range of equity alternatives as provided for in our Incentive Equity and Deferred Compensation Plan, including but not limited to stock options, stock appreciation rights, performance shares, performance units, and restricted stock awards. We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our senior executive officers through the use of stock-based awards.

        In addition, the Committee believes the Deferred Compensation Plan for Officers and Executives encourages our executives to consider the long-term health of the Company because, pursuant to the rules under the Internal Revenue Code and applicable guidance, those arrangements must be unfunded, unsecured promises to pay a benefit in the future. In the case of insolvency of the Company, the executives participating in those arrangements would be treated as general unsecured creditors of DNB, thus encouraging the executives to ensure a healthy organization remains after their tenure concludes.

  Compensation Plan Risk Review

        In February 2017, the Committee conducted the 2016 risk assessment related to senior executive officer compensation, and received reports from DNB's Chief Financial Officer on the risk levels present in executive and employee compensation plans. The report included a review of whether senior executive officers compensation plans encourage behavior focused on short term results rather than long-term value creation, the risks posed by employee compensation plans and how these risks were limited. In the course of conducting the risk assessment, the Committee considered the overall business and risk environment confronting DNB and how the SEO compensation plans and employee compensation plans serve to motivate employee behavior when operating within that environment. The Committee concluded that (i) the senior executive officers compensation plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the long-term value of DNB, and (ii) the employee compensation plans do not encourage the manipulation of DNB's reported earnings in such a way as to enhance the compensation of an employee.

        Further, we believe that DNB has adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans. The Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reporting earnings in an effort to enhance his or her compensation.

 EXECUTIVE COMPENSATION—SUMMARY COMPENSATION TABLE

        The following table sets forth information for each of the named executive officers for the fiscal years ended December 31, 2016 and 2015: (1) the dollar value of base salary and bonus earned; (2) stock awards and options; (3) the change in pension value and non-qualified deferred compensation earnings; (4) all other compensation; and, finally, (5) the dollar value of total compensation.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($) (3)	Option awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (5)	Total ($) (1)
William S. Latoff	2016	59,076	—	594,420	—	—	2,324	655,820
Former Chairman & CEO (1)	2015	430,000	100,000	274,189	—	80,090	17,161	901,440
William J. Hieb	2016	278,750	71,522	66,199	—	—	19,144	435,615
President and Chief	2015	225,000	25,000	44,142	—	—	19,014	313,156
Executive Officer
Gerald F. Sopp	2016	237,518	64,679	54,230	—	—	16,333	372,760
EVP, Chief Financial	2015	200,000	24,000	42,658	—	—	15,633	282,291
Officer & Corporate Secretary
(1)
The column disclosing Non-Qualified Deferred Compensation Earnings has been omitted from the table because no officer earned any compensation during 2016 or 2015 of a type required to be disclosed in this column. Mr. Latoff, DNB's former Chairman and CEO, passed away on January 11, 2016.

(2)
For Mr. Latoff, the compensation accrued to Mr. Latoff's benefit during 2015 was accrued under a Supplemental Executive Retirement Plan dated December 20, 2006, as amended March 20, 2007 and December 8, 2008. For a summary of the terms of the plan, see "Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer" at page 38 of this Proxy.

(3)
The restricted shares reported in the column titled "Stock awards" were granted under the Incentive Equity and Deferred Compensation Plan as more fully described on page 42 of this Proxy and Note 14 of DNB's Form 10-K filed for the period ending December 31, 2016. The amount reported in this column reflects the dollar amount recognized for financial statement reporting purposes for each fiscal year indicated in accordance with FASB ASC Topic 718. The awards for Mr. Hieb were 1,750 shares (2012), 1,800 shares (2013), 1,800 shares (2014), 2,000 shares (2015) and 6,000 shares (2016). The awards for Mr. Sopp were 1,500 shares (2012), 1,700 shares (2013), 1,800 shares (2014), 2,000 shares (2015) and 3,800 shares (2016). All of these shares are being amortized to expense over a three-year or four-year cliff-vesting period. All of Mr. Latoff's outstanding restricted shares vested upon his death on January 11, 2016.

(4)
The stock options reported in the column titled "Option Awards" were granted under the Stock Option Plan as more fully described on page 42 of this Proxy and Note 14 of DNB's Form 10-K filed for the period ending December 31, 2016. The amount reported in this column reflects the dollar amount recognized for financial statement reporting purposes for each fiscal year indicated in accordance with FASB ASC Topic 718. Awards are amortized to expense over the vesting period.

(5)
The amounts shown in the "All Other Compensation" column for 2016 include the following. The expenditures for 401(k) contributions, as well as life, health and disability insurance premiums paid on the executives' behalf during 2016 are available to all employees. See the section titled "401(k) Retirement Savings and Profit Sharing Plan" beginning at page 45 for additional information.

Description	Latoff	Hieb	Sopp
Employer contributions to 401(k)	$1,772	$7,950	$7,950
Life, health and disability insurance	552	11,194	8,383

Total	$2,324	$19,144	$16,333

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE—OFFICERS

        The following table sets forth information on outstanding options and stock awards held by the named executive officers at December 31, 2016, including the number of shares underlying each stock option as well as the exercise price and the expiration date of each outstanding option.

	Option awards (1) (2)				Stock awards (1) (3)
Name & Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
William S. Latoff	—	—	—	—	—	—
Former Chairman & CEO
William J. Hieb	8,600	—	10.31	12/12/2018	11,600	329,440
President and Chief Executive Officer
Gerald F. Sopp	5,500	—	10.31	12/12/2018	9,300	264,120
EVP, Chief Financial Officer & Corporate Secretary
(1)
The columns disclosing "Equity incentive plan awards: number of securities underlying unexercised unearned options," "Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested" and "Equity incentive plan awards—market or payout value of unearned shares, units, or other rights that have not vested" have been omitted from the table because no awards were outstanding at December 31, 2016 of a type required to be disclosed in those columns. Mr. Latoff, DNB's former Chairman and CEO, passed away on January 11, 2016.

(2)
The stock options reported in the column titled "Number of Securities Underlying Unexercised Options Exercisable" were granted under the Stock Option Plan as more fully described on page 42 of this Proxy and Note 14 of DNB's Form 10-K filed for the period ending December 31, 2016. Stock options granted under the plan were recorded at the date of award based on the aggregate grant date fair value of the option awards. Awards are being amortized to expense over the cliff-vesting period. DNB records compensation expense equal to the value of the shares being amortized.

(3)
Stock awards were granted under our Incentive Equity and Deferred Compensation Plan and the accompanying Deferred Compensation Plan for officers. Market value of shares is based on a $28.40 closing price as of December 31, 2016. For a summary of the terms of these plans, see the description on page 42 of this Proxy.

Officer Employment Agreements

        Except as described in this Proxy Statement, none of the named executive officers of the Corporation has an employment agreement with the Corporation.

Officer Change of Control Agreements

        On January 11, 2016, Mr. Latoff passed away. The terms of his Change of Control Agreement were applicable during 2015 and up to the date of his passing in 2016.

        The Corporation and the Bank (the Corporation and the Bank are sometimes referred to in this section as the "Company") entered into Change of Control Agreements (individually referred to as an "Agreement" or collectively referred to as the "Agreements") with Mr. Hieb on April 28, 2003 and with Mr. Latoff on December 17, 2004 in order to provide the executive officers with severance payments as additional incentive to induce the executive officers to devote their time and attention to the interest and affairs of the Company. These Change of Control Agreements were amended and restated on December 20, 2006. The Company entered into a Change of Control Agreement, similar to these amended and restated Change of Control Agreements, with Mr. Sopp on March 28, 2007, as further amended December 19, 2012.

        As amended and restated, the change in control agreement with each executive officer obligates the Company to pay the executive officer, upon a termination of his employment with the Company after a "change in control" (as defined in the agreement), either by the Company other than for "cause" (as defined in the agreement), or by him for "good reason" (as defined in the agreement), "Base Severance" in an amount equal to a designated multiple of his "Total Annual Cash Compensation." For Mr. Latoff, the multiple is 2.99. For Mr. Hieb, the multiple is 2.00. For Mr. Sopp, the multiple is 1.5. These payments and the value of these benefits, including payments under all other plans which the executives participate in, would be estimated to total $1,201,018 for Mr. Hieb and $853,516 for Mr. Sopp, applying the assumption that the triggering event took place on December 31, 2016. No amount was calculated for Mr. Latoff based on his agreement as of December 31, 2016, as he passed away on January 11, 2016.

        The agreement defines an executive officer's "Total Annual Cash Compensation" as the sum of two elements:

  (I)
  The aggregate amount of (i) salary, (ii) the Company's cash contribution toward the cost of medical, life, disability and health insurance benefits, and (iii) employer contributions (whether or not matching) under the Company's qualified defined contribution retirement plans, that was payable to or for the benefit of the executive officer at any time during a designated period ended prior to the time the executive officer becomes entitled to severance payments (the "Base Element"). For Mr. Latoff, this figure is averaged and the period over which the average is determined is the three most recent fiscal years. For Mr. Hieb, this figure is averaged and the period over which the average is determined is the two most recent fiscal years. For Mr. Sopp, this period is the most recent full fiscal year.

  (II)
  The aggregate cash bonuses that have been earned by the executive officer for performance by the executive officer during a designated period ended prior to the time the executive officer becomes entitled to severance payments, but any bonus shall only be included to the extent it has been finally approved and fixed as to amount at the time the executive officer becomes entitled to severance payments (the "Bonus Element"). For Mr. Latoff, this figure is averaged and the period over which the average is determined is the three most recent fiscal years. For Mr. Hieb, this figure is averaged and the period over which the average is determined is the two most recent fiscal years. For Mr. Sopp, this period is the most recent full fiscal year.

        The severance payment is to be made in a lump sum within 1 calendar week following the date of termination, subject to withholding by the Corporation as required by applicable law and regulations. For each of the executive officers other than Mr. Latoff, if the severance payment or payments under the agreement, either alone or together with other payments which the executive officer has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, such lump sum severance payment is to be reduced to the largest amount as will result in no portion of the lump sum severance payment under the agreement being subject to the excise tax imposed by Section 4999 of the Code. For Mr. Latoff, if, as a result of payments provided for under the agreement, together with all other payments in the nature of compensation provided to or for the benefit of Mr. Latoff under any other plans or agreements in connection with a Change in Control, Mr. Latoff becomes subject to excise taxes under Section 4999 of the Code, then, in addition to any other benefits provided under or pursuant to the agreement or otherwise, the Company will be obligated to pay to Mr. Latoff at the time any such payments are made under or pursuant to his change of control agreement or other plans or agreements, an amount equal to the amount of such excise taxes (this is referred to in the Agreement as the "Parachute Tax Reimbursement"). In addition, the Company is obligated to "gross up" any Parachute Tax Reimbursement by paying to Mr. Latoff at the same time an additional amount equal to the aggregate amount of any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise, and whether Federal, state or local) that are or will be payable by Mr. Latoff as a result of the Parachute Tax Reimbursement being paid or payable to Mr. Latoff and as a result of such additional amounts paid or payable to Mr. Latoff for the Parachute Tax Reimbursement or its gross- up, such that after payment of such additional taxes Mr. Latoff shall have been paid on a net, after-tax basis an amount equal to the Parachute Tax Reimbursement. These tax-related amounts are to be computed assuming that Mr. Latoff is subject to each tax at the highest marginal rate. If more than one agreement or plan provides for a Parachute Tax Reimbursement and a gross-up for Mr. Latoff, he is to receive only one Parachute Tax Reimbursement.

        Each agreement also provides for payment of the executive officer's health insurance, HMO or other similar medical provider benefits (excluding any disability plans or benefits) for a designated period after termination of employment. For Mr. Latoff, this period is 18 months. For the other executive officers, it is 12 months.

        The change of control agreements define a "change in control" as any one or more of the following: (1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")(or any successor provision) as it may be amended from time to time; (2) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than DNB or the Bank or any "person" who on the date hereof is a director of officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's then outstanding securities; (3) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or (4) the signing of a letter of intent or a formal acquisition or merger agreement between the Company and a third party which contemplates a transaction which would result in a "change of control" of the type described in clauses (1), (2) or (3) of this sentence, but only if the letter of intent or agreement, or the transaction contemplated thereby, has not been canceled or terminated at the time employment terminates.

        The change of control agreements define termination for "cause" as termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of the Company's affairs pursuant to a notice or other action by any Regulatory Agency, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors of the Company will probably cause substantial economic damages to the Company, willful or intentional breach or neglect by the executive officer of his duties, or material breach of any material provision of this Agreement. For purposes of this paragraph, no act, or failure to act on the executive officer's part shall be considered "willful" unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by the executive officer in reliance upon an approving opinion of counsel to the Company or counsel to the executive officer shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, Company shall have the burden of proof with regard to the acts or omission of the executive officer and the standards prevailing in the banking industry.

        An executive officer shall be deemed to have "good reason" for terminating his employment under his change of control agreement if he terminates such employment within two (2) years after the occurrence of any one or more of the following events without his express written consent, but only if the event occurs within two (2) years after a "change in control" (as defined in the agreement): (i) the assignment to the executive officer of any duties inconsistent with the executive officer's positions, duties, responsibilities, titles or offices with the Company as in effect immediately prior to a change in control of the Company,

(ii) any removal of the executive officer from, or any failure to re-elect the executive officer to, any of such positions, except in connection with a termination or suspension of employment for cause, disability, death or retirement, (iii) a reduction by the Company in the executive officer's base annual salary, bonus and/or benefits as in effect immediately prior to a change in control or as the same may be increased from time to time thereafter, or the failure to grant periodic increases in the executive officer's base annual salary on a basis at least substantially comparable to the lowest periodic increase granted to other officers of the Company having the title of senior vice president or above, or (iv) any purported termination of the executive officer's employment with the Company when "cause" (as defined in this Agreement) for such termination does not exist, or (v) a relocation of the executive officer's workplace outside of Chester County, Pennsylvania.

Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer

        On December 20, 2006, the Board of Directors of the Corporation approved, and effective April 1, 2007 and December 8, 2008 modified, a Supplemental Executive Retirement Plan (also known as a SERP) for its then Chairman and Chief Executive Officer, William S. Latoff. The purpose of the SERP was to provide Mr. Latoff a pension supplement beginning at age 70 to compensate him for the loss of retirement plan funding opportunities from his other business interests because of his commitments to DNB as Chairman and CEO. Mr. Latoff was age 55 when DNB hired him as Chairman and CEO. Pursuant to the SERP, DNB makes annual allocations of $70,000 prior to December 31 each year, commencing in 2006, until 2018, for a total of 13 installments. The SERP provides that the adoption of the plan did not constitute an employment contract between DNB and Mr. Latoff.

        On January 11, 2016, Mr. Latoff passed away, however the terms of his SERP were applicable during 2015 and 2016 and will continue to be in force until a lump sum payment is made to his beneficiary on January 1, 2019.

        Pursuant to the SERP, DNB is obligated to pay future benefits to Mr. Latoff or his designated beneficiary calculated by applying a designated rate of return to the periodic allocations under the SERP. The rate of return is to be fixed each year on January 1 at the commercial bank "prime rate" then most recently published by the Wall Street Journal, but in any event the rate of return will not be less than 8.00% percent per annum nor more than 9.50% per annum. The rate of return as so established on each January 1 will remain fixed through the entire year, but may change again on the following January 1. The SERP account will be credited monthly with earnings on the balance of the SERP account since the preceding month, in accordance with these requirements.

        At any point in time, the accrued benefit under the SERP will be his vested interest in the balance of the SERP account. Initially, the accrued benefit was equal to 40% of the SERP account balance. As of December 31, 2013, Mr. Latoff was 100% vested under the SERP. The SERP provides that he will become 100% vested in the SERP account if his employment with DNB or the Bank is terminated for reasons other than "Cause" (as defined in the SERP), or if he terminates his employment for "Good Reason" (as defined in the SERP) following a "Change in Control" (as defined in the SERP). He will also become 100% vested in the SERP account if he terminates his employment for Good Reason following the signing of a letter of intent or a formal acquisition or merger agreement between DNB or the Bank, of the one part, and a third party which contemplates a transaction that would result in a Change in Control, but only if the letter of intent or agreement, or the transaction it contemplates, has not been canceled or terminated at the time of his termination for Good Reason. If Mr. Latoff's employment was terminated for Cause before the payments began, he would have forfeited his entire benefit and no payments would have made to him or his beneficiary.

        The SERP defines "Cause" as personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of DNB's or Bank's affairs pursuant to a notice or other action by any regulatory agency having jurisdiction over DNB or the Bank, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors will probably cause substantial economic damages to DNB, willful or intentional breach or neglect by Mr. Latoff of his duties, or material breach of any material provision of any agreement between DNB or the Bank and Mr. Latoff pertaining to his employment. For purposes of this definition of "Cause," no act, or failure to act on Mr. Latoff's part shall be considered "willful" unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by Mr. Latoff in reliance upon an approving opinion of counsel to DNB or counsel to Mr. Latoff shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, Company shall have the burden of proof with regard to the acts or omission of Mr. Latoff and the standards prevailing in the banking industry.

        The SERP defines "Good Reason" as (a) the assignment to Mr. Latoff of any duties inconsistent with Mr. Latoff's positions, duties, responsibilities, titles or offices with DNB or the Bank as in effect immediately prior to a Change in Control, (b) any removal of Mr. Latoff from, or any failure to re-elect Mr. Latoff to, any of such positions, except in connection with a termination or suspension of employment for Cause, disability, death or retirement, (c) a reduction by DNB or the Bank in Mr. Latoff's base annual salary, bonus and/or benefits as in effect immediately prior to a Change in Control or as the same may be increased from time to time thereafter, or the failure to grant periodic increases in Mr. Latoff's base annual salary on a basis at least substantially comparable to the lowest periodic increase granted to other officers of DNB having the title of executive vice president or above, (d) any purported termination of Mr. Latoff's employment with DNB or the Bank when Cause does not exist, or (e) a relocation of Mr. Latoff's workplace outside of Chester County.

        The SERP defines "Change in Control" as any one or more of the following three events with respect to DNB or the Bank:

  (1)
  a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") (or any successor provision) as it may be amended from time to time.

  (2)
  any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than DNB or the Bank or any "person" who on the date hereof is a director of officer of DNB or the Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of DNB or the Bank representing 25% or more of the combined voting power of Company's or Bank's then outstanding securities.

  (3)
  during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of DNB or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

        The SERP provides that, commencing on January 1, 2019, or as soon as practicable after that date, Mr. Latoff's accrued benefit under the SERP will be paid to him or his designated beneficiary in a single lump sum. All payments will be subject to all applicable Federal, state and local tax withholding requirements, and other charges and assessments imposed by law.

        Payments under the SERP are to be grossed up to compensate Mr. Latoff for any "parachute payment" excise taxes under Section 4999 of the Internal Revenue Code to which he would otherwise be subjected if the payments under the SERP, together with any other payments to him or for his benefit would subject him to those taxes. In addition, DNB will further compensate him for any additional taxes

(whether income taxes, excise taxes, special taxes, employment taxes or otherwise, and whether Federal, state or local) that he will have to pay as a result of this gross up reimbursement or taxes on it. The amount of the gross-up for additional taxes on the parachute payment gross up reimbursement is to be computed on the assumption that he will be subject to each tax at the highest marginal rate. The SERP provides, however, that if another plan or agreement also provides for a reimbursement of these costs or taxes, only one reimbursement will be given to him. The excise tax and the gross-ups shall be computed by a registered public accounting firm selected by the compensation committee.

        DNB may amend the SERP at any time to the extent necessary to comply with any requirement or limitation set forth in Section 409A of the Internal Revenue Code or its regulations, but otherwise DNB may amend it only with the express, written consent of Mr. Latoff or his beneficiary.

DIRECTOR COMPENSATION TABLE

        The Corporation has compensated its directors for their services and expects to continue this practice. Information relating to the compensation of the Corporation's directors during 2016 is set forth below.

Name	Fees Earned or Paid ($)	Stock awards ($) (3)	Non-equity Incentive Plan Compensation ($)	Total ($) (1) (2)
James R. Biery	30,350	6,704	1,518	38,572
Thomas A. Fillippo	29,763	10,883	2,232	42,878
Gerard F. Griesser	23,400	10,883	2,340	36,623
William J. Hieb (2)	—	—	—	—
Mildred C. Joyner	28,550	10,883	2,141	41,574
James J. Koegel	33,500	10,883	3,350	47,733
Mary D. Latoff	22,600	128	—	22,728
William S. Latoff (2)	—	—	—	—
John F. McGill, Jr., Vice Chairman	5,500	128	—	5,628
Charles A. Murray	6,000	128	—	6,128
G. Daniel O'Donnell	6,000	128	—	6,128
James H. Thornton, Chairman	102,243	11,011	1,509	114,763
(1)
The column disclosing Non- qualified Deferred Compensation Earnings, Option awards, and All Other Compensation have been omitted from the table because no director earned any compensation during 2016 of a type required to be disclosed in this column. For aggregate numbers of stock awards and option awards outstanding at December 31, 2016, see the following table titled, "Outstanding Equity awards At Fiscal Year End Table—Directors."

(2)
Messrs. Hieb and Latoff received no compensation for their service on the Board of Directors. Mr. Latoff, DNB's former Chairman and CEO, passed away on January 11, 2016. Compensation paid to each of them is disclosed in the Executive Compensation—Summary Compensation Table on page 34.

(3)
Stock awards were granted under our Incentive Equity and Deferred Compensation Plan and the accompanying Deferred Compensation Plan for Directors. The amount reported in this column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year indicated in accordance with FASB ASC Topic 718. For a summary of the terms of these plans, see the description on page 42 of this Proxy.

        Directors receive periodic fees based on the following schedule:

Annual Fees:
Retainer (all members)	$20,000
Non-Employee Chairman (effective in 2016)	60,000
Equity Compensation (all members)	—
Committee Chairman:
Audit Committee	7,000
All Other Committees	5,000
Fee for a Director who Chairs more than one Committee	2,500
Per-Meeting Attendance Fees:
Board meetings (all members)	—
Committee meetings:
On-Site	600
Telephonic	300

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE—DIRECTORS

        The following table sets forth information on outstanding options and stock awards held by Directors at December 31, 2016, including the number of shares underlying each stock option as well as the exercise price and the expiration date of each outstanding option.

	Option awards (1)				Stock awards (2)
Name & Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
James R. Biery	—	—	—	—	1,400	39,760
Thomas A. Fillippo	2,100	—	10.31	12/12/2018	1,850	52,540
Gerard F. Griesser	—	—	—	—	1,850	52,540
Mildred C. Joyner	2,100	—	10.31	12/12/2018	1,850	52,540
James J. Koegel	2,100	—	10.31	12/12/2018	1,850	52,540
Mary D. Latoff	—	—	—	—	500	14,200
John F. McGill, Jr.	—	—	—	—	500	14,200
Charles A. Murray	—	—	—	—	500	14,200
G. Daniel O'Donnell	—	—	—	—	500	14,200
James H. Thornton	2,100	—	10.31	12/12/2018	2,350	66,740
(1)
The stock options reported in the column titled "Number of Securities Underlying Unexercised Options Exercisable" were granted under the Stock Option Plan as more fully described on page 42 of this Proxy and Note 14 of DNB's Form 10-K filed for the period ending December 31, 2016. Stock options granted by the plan were recorded at the date of award based on the aggregate grant date fair value of the option awards. Awards were amortized to expense over their respective vesting periods. DNB records compensation expense equal to the value of the shares being amortized.

(2)
The stock awards granted to each director were granted under the Corporation's Incentive Equity and Deferred Compensation Plan for Officers and Directors. Market value of shares is based on a $28.40 closing price as of December 31, 2016. For a summary of the terms of the Plan, see the description on page 42 of this Proxy

Stock Option Plan

        The Corporation's 1995 Stock Option Plan, which was amended and restated for a second time on April 25, 2012 (the "Stock Option Plan"), permits up to 793,368 shares to be issued upon the exercise of incentive and non-qualified stock options ("Stock Options") that the Board of Directors may grant to employees and Directors of the Corporation and the Bank. The Stock Option Plan may be administered by the Board of Directors or a Committee of the Board, and provides for immaculate cashless exercises of Stock Options and permits optionees to elect to have withholding taxes paid in shares of Common Stock. Option exercise prices must be 100% of the fair market value of the shares on the date of option grant and the option exercise period may not exceed 10 years except that, with respect to incentive stock options awarded to persons holding 10% or more of the combined voting power of the Corporation, the option exercise price may not be less than 110% of the fair market value of the shares on the date of option grant and the exercise period may not exceed 5 years. The Stock Option Plan is set to expire on April 25, 2022 to the extent it is not further extended prior to such date.

Incentive Equity and Deferred Compensation Plan

        The Corporation's Incentive Equity and Deferred Compensation Plan (the "Omnibus Plan"), provides for grants of stock appreciation rights ("SARs"), restricted stock ("Restricted Stock") and unrestricted stock ("Unrestricted Stock") (awards of Restricted Stock and Unrestricted Stock are sometimes referred to as "Stock awards"), and provide for employees and directors to periodically elect to defer receipt of compensation from the Corporation ("Deferred Compensation") (these are sometimes referred to below as "awards"). Under the Incentive Equity and Deferred Compensation Plan (in this discussion sometimes referred to as the "Plan"), awards may be granted either alone or in addition to or in tandem with another award. The Board of Directors may amend or terminate the Incentive Equity and Deferred Compensation Plan, except as limited or prohibited by applicable law or regulations.

        The DNB board of directors approved on February 22, 2017 and is seeking shareholder approval on April 26, 2017 to amend our Incentive Equity and Deferred Compensation Plan (adopted effective November 24, 2004, as amended May 5, 2009) to increase the aggregate number of shares of common stock available for issuance under the plan after the effective date of the amendment to 493,101 shares (as that number needs to be adjusted for recapitalizations and other transactions described in the plan). Upon adoption of these amendments, currently applicable NASDAQ rules would permit awards of shares potentially over the next ten years through April 26, 2027, but would require another shareholder approval for awards after April 26, 2027.

        Under the Plan, Unrestricted Stock awards can be granted by the Board with or without conditions and may provide for an immediate or deferred transfer of shares to the participant; and Restricted Stock awards would be subject to such restrictions on transferability and risks of forfeiture as the Board may determine. If the participant terminates employment with the Corporation during the restriction period related to any Restricted Stock award, the shares of Common Stock subject to the restriction would be forfeited; however, the Board would have discretion to waive any restriction or forfeiture condition related to such shares of Common Stock. The Incentive Equity and Deferred Compensation Plan permits Stock awards qualifying as "performance-based compensation" under Section 162(m) of the Code to certain participants that qualify as "covered employees" under Section 162(m) of the Code. However, the Board of Directors does not anticipate granting any Stock awards qualifying as "performance-based compensation" under Section 162(m).

        The Plan permits participants to elect to defer receipt of all or any part of a participant's annual salary, bonus, director's fees, or (subject to Board discretion) Common Stock or cash deliverable pursuant to a Stock Option or an award. Elections as to salary and bonus could only be made annually. The Corporation would establish a special ledger account ("Deferred Compensation Account") on the books of the Corporation for each electing participant. The Corporation may establish one or more trusts to fund deferred compensation obligations under the Incentive Equity and Deferred Compensation Plan. The accounts of multiple participants may be held under a single trust but in such event each account would be separately maintained and segregated from each other account.

        Except in the case of financial hardship, a participant would not receive a distribution, in either a lump sum or in annual installments over a period of up to 10 years as specified by the participant, from his or her Deferred Compensation Account until the earlier of (1) termination of the participant's employment or directorship with the Corporation, or (2) the death or legal incapacitation of the participant, a "change in control" of the Corporation (as finally defined in any Supplemental Equity Compensation Plan as may be adopted). In addition, a director may, subject to certain restrictions, specify an age to receive distributions of the director's Deferred Compensation Account. The Board of Directors would have authority, in its sole discretion, to allow an early distribution from a participant's Deferred Compensation Account in the event of severe financial hardship due to the sudden illness of the participant or a participant's family member, or the loss of the participant's property due to casualty or other extraordinary circumstance.

Deferred Compensation Plans for Officers and Directors

        Under the Omnibus Plan, DNB has also established the Deferred Compensation Plan for Directors of DNB Financial Corporation adopted effective October 1, 2006 (the "Directors Plan") and the DNB Financial Corporation Deferred Compensation Plan adopted effective October 1, 2006 (the "Officers Plan") (individually, a "Plan" and collectively, "Plans").

        The Directors Plan permits a non-employee director of DNB or any of its direct or indirect subsidiaries to defer all or a portion of the compensation payable to the director for his or her services as a member of the board of DNB or a subsidiary and committees thereof. The Officers Plan permits an eligible officer to elect to defer up to fifty percent (50%) of the regular salary otherwise payable to the eligible officer and all or a portion of any annual or other periodic bonus otherwise payable to the eligible officer. The Omnibus Plan contains provisions governing the Directors Plan and the Officers Plan, which are subject to the Omnibus Plan except to the extent they provide otherwise.

        Pursuant to the applicable Plans, DNB will provide eligible officers and non-employee directors the opportunity to enter into agreements for the deferral of a specified percentage of their annual compensation and/or bonus award. The obligations of DNB to pay compensation that is deferred under the Plans, which are called Deferred Compensation Obligations in the registration statement, will be unsecured general obligations of DNB to pay the deferred compensation in the future in accordance with the terms of the applicable Plans, and will rank pari passu with other unsecured and unsubordinated indebtedness of DNB, from time to time outstanding. There is no trading market for the Deferred Compensation Obligations. The Deferred Compensation Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under any of the Plans will be null and void. The Deferred Compensation Obligations are not convertible into any other security of DNB. The amount of compensation to be deferred by each participating officer or non-employee director, and hence the amount of the Deferred Compensation Obligations owed to each participant and to participants in the aggregate will be determined in accordance with the Plans based on elections to be made in the future by each participant.

        The Plans require that amounts credited to an eligible director's deferred compensation account must be payable no later than the earlier of: (i) the date as of which the director separates from service with DNB, within the meaning of Section 409A of the Code; or (ii) the director's attainment of age 75. The Plans require that amounts credited to an eligible officer's deferred compensation account must be payable no later than the date as of which the officer separates from service with DNB. Subject to these requirements, a participant may designate an earlier distribution date at the time he or she elects to defer compensation. This earlier distribution date may be either (a) the director's or officer's attainment of a specified age or (b) a specified date. A single designation must apply to the entire balance of the participant's deferred compensation account.

        While the Plans permit a participant to change this earlier distribution date from time to time, the new early distribution date a participant selects in any change cannot be less than 12 months after the date the participant makes that change, and the first payment as a result of the new designation cannot be made earlier than five (5) years after the date the first payment would have been made before the participant changed the early distribution date.

        A participant may elect to have distributions made from his or her deferred compensation account in the form of a lump sum, or in annual installments for a period of up to ten (10) years. The first distribution payment is to be made on or about January 15 of the calendar year following the calendar year in which the distribution event occurs.

        Each participant has the right to designate one or more persons as beneficiary to receive the balance of the participant's deferred compensation account on the participant's death. A participant may, from time to time, revoke or change the beneficiary designation by filing a new designation with DNB. The last designation received by DNB in accordance with the applicable Plans will be controlling as long as DNB receives it prior to the participant's death. If no beneficiary designation is in effect at the death of a participant, or if no designated beneficiary survives the participant, the balance of the participant's deferred compensation account will be made to the participant's estate.

        All elections and designations must be made in accordance with the terms of the respective Plans.

        The Plans permit the board of directors or administering committee to authorize distribution of all or a portion of a participant's deferred compensation account in advance of the elected deferral date upon request of the participant if the board of directors or administering committee determines that the participant has experienced an unforeseeable emergency, within the meaning of Section 409A of the Internal Revenue Code.

Retirement Plans

Pension Plan

        The Corporation does not have a retirement or pension plan. The Bank, however, maintains a noncontributory defined benefit pension plan (the "Pension Plan") covering all employees of the Bank, including officers, who have been employed by the Bank for 1 year and have attained 21 years of age. The Pension Plan provides pension benefits to eligible retired employees at 65 years of age equal to 1.5% of their average monthly base salary, multiplied by their years of accredited service. The accrued benefit is based on the monthly average of their highest 5 consecutive years of their last 10 years of service.

        Effective December 31, 2003, the Bank amended its Pension Plan so that no participants will earn additional benefits under the Pension Plan after December 31, 2003. As a result of this amendment, no further service or compensation was credited under the Pension Plan after December 31, 2003. The Pension Plan, although frozen, will continue to provide benefit payments and employees can still earn vested credits until retirement, although as of December 31, 2016, there were no participants that were not already 100% vested.

        During 2017, the Bank anticipates making contributions totaling $93,800 to the Pension Plan for the 2016 Plan Year. The benefits listed in the table below are not subject to any deduction for Social Security or other offset. Annual retirement benefits are paid monthly to an employee during his lifetime. An employee may elect to receive lower monthly payments, in order for his or her surviving spouse to receive monthly payments under the Pension Plan for their joint lives.

        The following table shows the estimated annual retirement benefit payable pursuant to the Pension Plan of an employee currently 65 years of age, whose highest salary remained unchanged during his last 5 years of employment and whose benefit will be paid for the remainder of their life.

	Amount of Annual Retirement Benefit with Credited Service of:
Average Annual Earnings	10 Years	20 Years	30 Years	40 Years
$25,000	$3,750	$7,500	$11,250	$15,000
50,000	7,500	15,000	22,500	30,000
75,000	11,250	22,500	33,750	45,000
100,000	15,000	30,000	45,000	60,000
125,000	18,750	37,500	56,250	75,000
150,000	22,500	45,000	67,500	90,000
175,000	26,250	52,500	78,750	105,000
200,000	30,000	60,000	90,000	120,000

401(k) Retirement Savings and Profit Sharing Plan

        During the fourth quarter of 1994, the Bank adopted a retirement savings plan intended to comply with Section 401(k) of the Internal Revenue Code of 1986. Prior to January 1, 2004, employees became eligible to participate after 6 months of service, and would thereafter participate in the 401(k) plan for any year in which they have been employed by the Bank for at least 501 hours. Effective January 1, 2004, employees were eligible to participate in the plan immediately after hire and regardless of the hours they were employed in any year. Effective July 1, 2005 all employees, with the exception of on-call employees, were eligible to participate in the plan immediately after hire and regardless of the hours they were employed in any year. In general, amounts held in a participant's account are not distributable until the participant terminates employment with the Bank, reaches age 59.5, dies or becomes permanently disabled.

        Participants are permitted to authorize pre-tax savings contributions to a separate trust established under the 401(k) plan, subject to limitations on deductibility of contributions imposed by the Internal Revenue Code. Effective July 1, 2007, the Bank amended the plan to allow after-tax contributions to be made as well. The contributions are subject to the same limitations. The Bank made matching contributions of $.25 for every dollar of deferred salary, up to 6% of each participant's annual compensation from the inception of the plan until December 31, 2008. Effective January 1, 2017, management indicated that it would evaluate discretionary matching contributions each quarter based upon DNB's financial performance. The Corporation's matching contributions to the 401(k) plan for 2016 were $0.

        In 2004, the Bank added a profit-sharing feature to the retirement savings plan under which it began making contributions in 2005 for the 2004 plan year equal to 3% of eligible participants' W-2 wages. Under this feature of the plan, employees are immediately eligible for benefits and will be 100% vested after 3 years of service. In order to be credited with the profit-sharing contribution for any year, an employee must be employed on the last day of the plan year. On January 1, 2005, the Bank adopted a safe harbor provision for the plan which requires a 3% qualified non-elective contribution to be made to any employee with wages in the current year. Vesting in these qualified non-elective contributions is 100% at all times. The amount of this contribution in 2016 was $303,870.

Insurance

        All eligible full-time employees of the Bank are covered as a group by medical insurance, long-term disability, term life and a prescription drug plan. The Bank pays the total cost of the plan for employees with the exception of the medical insurance and the prescription drug plan, in which there is cost sharing and/or a co-payment required by the employees.

 CERTAIN TRANSACTIONS OF MANAGEMENT AND OTHERS WITH THE CORPORATION AND
ITS SUBSIDIARIES

        The Bank makes loans to executive officers and directors of the Bank in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present any other unfavorable features. Some current directors, nominees for director and executive officers of the Corporation and entities or organizations in which they were executive officers or the equivalent or owners of more than 10% of the equity were customers of and had transactions with or involving the Bank in the ordinary course of business during the fiscal year ended December 31, 2016. None of these transactions involved amounts in excess of 5% of the Corporation's consolidated gross revenues during 2016 or, if applicable, more than 5% of the other entity's consolidated gross revenues for its last full fiscal year (with the exception of the Agreement of Lease between the Bank and Headwaters Associates, as described below), nor was the Corporation indebted to any of the foregoing persons or entities in an aggregate amount in excess of 5% of the Corporation's total consolidated assets at December 31, 2016. Additional transactions with such persons and entities may be expected to take place in the ordinary course of business in the future.

        The Bank leases 17,505 square feet of branch and office space at 2 North Church Street in the central business district of West Chester, Pennsylvania pursuant to an Agreement of Lease, dated February 10, 2005, as amended by a First Addendum dated November 15, 2005, a Second Addendum dated May 25, 2006, a Third Addendum dated June 9, 2010, a Fourth Addendum dated June 30, 2013, a Fifth Addendum dated September 1, 2015 and an Amended and Restated Agreement of Lease dated September 21, 2016 (collectively, the "Lease"). The lease is with Headwaters Associates ("Headwaters"), a Pennsylvania general partnership for which William S. Latoff (Mr. Latoff passed away on January 11, 2016), the Company's Former Chairman of the Board and Chief Executive Officer, was one of two general partners. Mary D. Latoff, a director, is the Executrix for The Estate of William S. Latoff, and in her role as Executrix, has the sole investment/dispositive power with respect to the portion of Headwaters owned by the Estate. The Amended and Restated Agreement dated September 21, 2016 provides for a lease of 8,361 square feet of additional space on the second and third floors. Pursuant to the terms of the Lease, the Bank paid Headwaters an aggregate of $303,000 in 2016, and $139,000 in 2015. As a general partner in Headwaters, Mr. Latoff or his estate received $151,000 and $69,000 in 2016 and 2015, respectively, as a result of the lease. In 2015, the amount paid by the Bank and received by Mr. Latoff, as one of two general partners of Headwaters, was substantially less than the amounts paid and received in 2016, as a result of a fire and water damage that rendered the building uninhabitable during the last seven months of 2015. Rent is subject to increase annually as set forth in the Lease. The Lease expires on June 30, 2023 unless extended or sooner terminated. Due to the personal interest of Mr. Latoff, the Audit Committee and its Chairman commissioned an independent lease evaluation in 2005 comparing and contrasting this site to other sites then-currently available as well as those proposed to be constructed within 12 to 18 months thereafter. The conclusion of that evaluation was that 2 North Church Street is superior to those other opportunities as to availability, location and price. The Audit Committee reached the conclusion that the proposed terms and conditions of the lease were more favorable to the Bank than would otherwise be available in the marketplace and that the site and its availability were also superior.

        There are no material pending legal proceedings to which any director, officer or affiliate of the Corporation, or any owner of record or beneficially of more than 5% of any class of voting securities of the Corporation, or any "associate" (as defined in SEC Rule 14a-1) of any director, officer or affiliate of the Corporation or 5% security holder is a party adverse to the Corporation or any of its subsidiaries.

PROPOSAL 5—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        A proposal will be presented at the annual meeting to ratify the appointment by the Board of Directors, on February 22, 2017, of BDO USA, LLP ("BDO") as the Corporation's independent registered public accounting firm for 2017. BDO served as the Corporation's independent registered public accounting firm in 2015 and 2016.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees billed to the Corporation for the fiscal years ended December 31, 2016 and December 31, 2015 by the Corporation's independent registered public accounting firm.

	December 31
	2016		2015
Audit Fees	$251,000		$140,080
Audit-Related Fees	—		5,500	(a)
Tax Fees	26,629	(b)	29,640	(b)
All Other Fees	—		—

	$277,629		$175,220
(a)
Includes fees for services reasonably performed by the Corporation's independent registered public accounting firm for services such as statutory and regulatory reports and filings.

(b)
Includes fees for services related to tax compliance and tax planning.

        The Corporation's Audit Committee has adopted a policy requiring that, before the Corporation's independent registered public accounting firm is engaged by the Corporation or any of its subsidiaries to render audit or non-audit services, the engagement must be approved by the Corporation's Audit Committee. All audit and non-audit services performed by BDO in 2016 and 2015 were approved by the Audit Committee.

        During the Corporation's fiscal years ended December 31, 2016 and 2015, the Corporation's independent registered public accounting firm, BDO did not perform any services other than the audit of the registrant's annual financial statements (including the services identified in footnote (a) and (b) to the table above) and review of financial statements included in the registrant's Form 10-Q reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or the foregoing engagements for those fiscal years. BDO has advised the Corporation that none of the hours expended on the audit engagement during the Corporation's fiscal year ending December 31, 2016 were attributed to work performed by persons other than full-time, permanent employees of their company.

        Representatives of BDO will be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions presented at the meeting.

        In the event the selection of BDO is not ratified by the affirmative vote of a majority of the shares of common stock represented at the annual meeting, the appointment of the Corporation's independent registered public accounting firm will be reconsidered by the Audit Committee and the Board.

        Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR Proposal 5 to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Corporation.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION.

Audit Committee and Audit Committee Report

        In accordance with and to the extent permitted by applicable law or regulation, the information contained in this section of the Proxy Statement regarding the Audit Committee and the Report of the Audit Committee shall not be deemed incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is composed of five directors and operates under a written charter approved by the Audit Committee and the Corporation's Board of Directors. The duties of the Audit Committee are summarized in this proxy statement under "Information about the Board of Directors" on page 17 and are more fully described in the Audit Committee Charter that can be found at http://investors.dnbfirst.com. Management is responsible for the Corporation's internal controls and the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Corporation's independent registered public accounting firm is responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee's responsibilities include monitoring and overseeing these processes.

        In this context, the Audit Committee reviewed and discussed the Corporation's audited consolidated financial statements for the year ended December 31, 2016 (the "Audited Financial Statements") with management and the Corporation's independent registered public accounting firm for 2016, BDO USA, LLP (the "Auditor"). The Audit Committee also discussed with the Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and both the Auditor and DNB's independent registered public accounting firm directly provide reports on significant matters to the Audit Committee.

        The Audit Committee has received the written disclosures and the letter from the Auditor required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with the Auditor its independence from the Corporation. The Audit Committee also considered whether the provision of non-audit services by the Auditor was compatible with maintaining the independent registered public accounting firm's independence.

        The Audit Committee has discussed with management and the Auditor such other matters and received such assurances from them as the Audit Committee deemed appropriate.

        Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended that the Board of Directors include the Audited Financial Statements in the Corporation's Annual Report to shareholders for the year ended December 31, 2016.

        In addition, the Audit Committee recommended that the Board of Directors appoint BDO USA, LLP as the Corporation's independent registered public accounting firm for 2017, subject to ratification by the Corporation's shareholders.

Respectfully Submitted,
THE AUDIT COMMITTEE James H. Thornton, Chairman James R. Biery Mildred C. Joyner James J. Koegel Charles A. Murray

Annual Report to Shareholders

        A copy of our 2016 Annual Report on Form 10-K has been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the annual meeting. The 2016 Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

Transaction of Other Business

        At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2017 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

        Whether or not you intend to be present at this annual meeting, you are urged to return your proxy promptly. If you are present at this annual meeting and wish to vote your shares in person, your proxy may be revoked upon request.

        A COPY OF THE CORPORATION'S FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2016 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD ON THE RECORD DATE UPON WRITTEN REQUEST TO GERALD F. SOPP, DNB FINANCIAL CORPORATION, 4 BRANDYWINE AVENUE, DOWNINGTOWN, PA 19335-0904 OR BY GOING TO HTTPS://WWW.INVESTORVOTE.COM/DNBF OR BY CONTACTING MR. SOPP AT 484-359-3138 OR GSOPP@DNBFIRST.COM.

BY ORDER OF THE BOARD OF DIRECTORS,

Gerald F. Sopp, Corporate Secretary

Downingtown, Pennsylvania
March 27, 2017

IMPORTANT: YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY ALSO VOTE BY TELEPHONE OR ELECTRONICALLY VIA THE INTERNET.

APPENDIX A

DNB FINANCIAL CORPORATION
INCENTIVE EQUITY
AND
DEFERRED COMPENSATION PLAN
As Amended and Restated effective April 26, 2017

ARTICLE 1
PURPOSE

        1.1    GENERAL.    The purpose of this DNB Financial Corporation Incentive Equity and Deferred Compensation Plan (the "Plan") is to promote the success and enhance the value of DNB Financial Corporation (the "Company") by linking the personal interests of directors, employees, officers and executives of the Company and its subsidiaries to those of Company shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of directors, employees, officers, and executives upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. For purposes of this Plan, "Company" shall be deemed to include direct and indirect subsidiaries of DNB Financial Corporation, unless the context requires otherwise.

ARTICLE 2
EFFECTIVE DATE

        2.1    EFFECTIVE DATE.    The Plan was originally effective on November 24, 2004 (the "Effective Date"), and was amended and restated on May 5, 2009. "Amendment Date" shall mean April 26, 2017, the date of this amendment and restatement.

ARTICLE 3
DEFINITIONS AND CONSTRUCTION

        3.1    DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a)   "Award" means any Stock Appreciation Right, Restricted Stock Award or Unrestricted Stock Award granted to a Participant under the Plan.

          (b)   "Award Agreement" means a writing, in such form as the Committee in its discretion shall prescribe, evidencing an Award.

          (c)   "Bank" means DNB First, National Association.

          (d)   "Board" means the Board of Directors of DNB Financial Corporation.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

          (f)    "Committee" means the committee of the Board described in Article 4.

          (g)   "Deferred Compensation Account" means the bookkeeping account established for each Participant pursuant to Section 9.2 of this Plan.

          (h)   "Director" means a member of the Board, or a member of the board of directors or comparable governing body of a direct or indirect subsidiary of the Company.

          (i)    "Disabled" means a condition whereby a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a plan covering employees of the Company.

          (j)    "Distribution Event" means an event as a result of which a Participant is entitled to receive the balance of his or her Deferred Compensation Account pursuant to Section 9.3 of this Plan, namely (i) with respect to a Participant who is an employee of the Company, but not a Specified Employee with respect to the Company, and the portion of his or her Deferred Compensation Account attributable to an Award or other compensation earned as an employee, the date the Participant separates from service with the Company, (ii) with respect to a Participant who is an employee of the Company and a Specified Employee with respect to the Company, and the portion of his or her Deferred Compensation Account attributable to an Award of other compensation earned as an employee, the date that is six months after his or her separation from service with the Company, or the date the Participant terminates his or her employment with the Company on account of being Disabled, and (iii) with respect a Participant who is a Director and the portion of his or her Deferred Compensation Account attributable to an Award or other compensation earned as a Director, the earlier of (A) the date the Participant separates from service with the Company, or (B) the Participant's attainment of the age specified (not younger than age 55) in an election form filed by the Participant with the Committee at such time as he or she first becomes eligible to defer compensation pursuant to Article 9 of this Plan. The determination of whether a Participant has separated from service with the Company shall be made in accordance with Section 409A of the Code and the regulations promulgated thereunder.

          (k)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

          (l)    "Fair Market Value" means, with respect to a share of Stock as of any given date, (i) if the Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Stock at the close of trading for the trading day immediately preceding such given date; (ii) if the Stock is listed on a national securities exchange, the average of the closing prices of the Stock on the composite tape for the trading day immediately preceding such given date; and (iii) if the Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Committee, in good faith, shall determine.

          (m)  "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Board.

          (n)   "Participant" means a person who, as a Director or an employee, officer, or executive of the Company, has been granted an Award under the Plan, or who has been designated as eligible to make an election to defer compensation under this Plan.

          (o)   "Plan" means the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan as set forth herein.

          (p)   "Restricted Stock Award" means Stock granted to a Participant under Article 7 that is subject to certain restrictions and to risk of forfeiture.

          (q)   "Specified Employee" means an individual who is a key employee (within the meaning of Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise.

          (r)   "Stock" means the common stock of DNB Financial Corporation and such other securities of DNB Financial Corporation which may be substituted for Stock pursuant to Article 10.

          (s)   "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 6 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 6.

          (t)    "Unrestricted Stock Award" means Stock granted to a Participant under Article 7 that is not subject to restrictions or a risk of forfeiture.

ARTICLE 4
ADMINISTRATION

        4.1    COMMITTEE; BOARD APPROVAL.    The Plan shall be administered by a Committee appointed by, and which serves at the discretion of, the Board. The Board may designate the Bank's Compensation Committee as the "Committee" hereunder provided the Compensation Committee meets the requirements of this Section. Notwithstanding any other provision of the Plan, at all times one of the following two provisions shall apply: (i) the Committee shall consist of at least two individuals and each member of the Committee shall qualify as a Non-Employee Director; or (ii) (A) at least two members of the Committee must qualify as Non-Employee Directors, (B) any member of the Committee who does not qualify as a "Non-Employee Director" may not participate in any action of the Committee with respect to any Award under the Plan, and (C) the Plan shall be deemed to be administered by the full Board, the actions of the Committee under the Plan shall be deemed merely advisory to the Board, and the Board's approval shall be required for all actions of the Committee under the Plan, including without limitation the grant of each Award. The members of the Committee shall meet such additional criteria as may be necessary or desirable to comply with regulatory or stock exchange rules or exemptions. The Bank will pay all reasonable expenses of the Committee.

        4.2    AUTHORITY OF COMMITTEE.    Subject to any specific designation in the Plan, the Committee (or the Board, in cases where the Board administers the Plan pursuant to Section 4.1) has the exclusive power, authority and discretion to:

          (a)   Designate Participants to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Participant;

          (c)   Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted under the Plan including but not limited to any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (e)   Amend, modify, or terminate any outstanding Award, with the Participant's consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant's consent under any other provision of the Plan;

          (f)    Determine whether, to what extent, and under what circumstances an Award may be settled in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (g)   Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (h)   Decide all other matters that must be determined in connection with an Award;

          (i)    Establish, adopt, revise, amend or rescind any guidelines, rules and regulations as it may deem necessary or advisable to administer the Plan;

          (j)    Interpret the terms of, and rule on any matter arising under, the Plan or any Award Agreement;

          (k)   Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

          (l)    Retain counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan.

        4.3    DECISIONS BINDING.    The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan shall (if approved or ratified by the Board during any period when the Board is deemed to administer the Plan pursuant to Section 4.1) be final, binding, and conclusive on all parties and any other persons claiming an interest in any Award or under the Plan.

ARTICLE 5
ELIGIBILITY AND PARTICIPATION

        5.1    ELIGIBILITY.    Persons eligible to participate in this Plan include all Directors and any key executive of the Company (which term shall be deemed to include among others, the president, any vice president, secretary, treasurer or any manager in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company) and who on the date of any Award is in the employ of the Company.

        5.2    ACTUAL PARTICIPATION.    Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan.

ARTICLE 6
STOCK APPRECIATION RIGHTS

        6.1    GRANT OF SARS.    The Committee is authorized to grant SARs to Participants on the following terms and conditions:

          (a)   RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

            (1)   The Fair Market Value of a share of Stock on the date of exercise; over

            (2)   The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant.

          (b)   OTHER TERMS. All such Awards shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement, and shall comply with the requirements of Section 409A of the Code.

 ARTICLE 7
STOCK AWARDS

        7.1    GRANT OF STOCK.    The Committee is authorized to grant Unrestricted Stock Awards and Restricted Stock Awards to Participants in such amounts and subject to such terms and conditions as determined by the Committee. All such Awards shall be evidenced by an Award Agreement.

        7.2    ISSUANCE AND RESTRICTIONS.    An Unrestricted Stock Award may provide for a transfer of shares of Stock to a Participant at the time the Award is granted, or it may provide for a deferred transfer of shares of Stock subject to conditions prescribed by the Committee. Restricted Stock Awards shall be subject to such restrictions on transferability and risks of forfeiture as the Committee may impose. These restrictions and risks may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

        7.3    FORFEITURE.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service as a Director during the applicable restriction period, Stock subject to a Restricted Stock Award that is at that time subject to restrictions shall be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award that restrictions or forfeiture conditions relating to the Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to the Stock.

        7.4    CERTIFICATES FOR RESTRICTED STOCK.    Restricted Stock Awards granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Stock subject to Restricted Stock Awards are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 8
PROVISIONS APPLICABLE TO ALL AWARDS

        8.1    STAND-ALONE AND TANDEM AWARDS.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        8.2    EXCHANGE PROVISIONS.    The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

        8.3    TERM OF AWARD.    The term of each Award shall be for the period as determined by the Committee.

        8.4    LIMITS ON TRANSFER.    No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company; provided, however, that the foregoing shall not be deemed to imply any obligation of the Company to lend against or accept a lien or pledge of any Award for any reason. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution, except that the Committee, in its discretion, may permit a Participant to make a gratuitous transfer of an Award to his or her spouse, lineal descendants, lineal ascendants, or a duly established trust for the benefit of one or more of these individuals.

        8.5    BENEFICIARIES.    Notwithstanding Section 8.4, a Participant may, if and to the extent, and in such manner as may be determined by the Committee from time to time, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award applicable to the Participant, except to the extent the Plan and Award otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, if a Participant is entitled to designate a beneficiary, a beneficiary designation may be changed or revoked by a Participant at any time in accordance with any procedures or conditions established by the Committee from time to time, provided the change or revocation is filed with the Committee.

        8.6    STOCK CERTIFICATES.    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded as well as the terms of this Plan and any other terms, conditions or restrictions that may be applicable. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

ARTICLE 9
DEFERRAL OF COMPENSATION

        9.1    RIGHT TO DEFER COMPENSATION.

          (a)   TYPES OF DEFERRALS. Any Participant designated by the Board or by the Committee may elect to defer (i) all or any portion of the Participant's salary, (ii) any percentage of a fiscal year bonus determined by the Board or other duly constituted authority or delegate to be payable to such Participant, or (iii) all or any portion of the Participant's director's fees. Such election shall remain in force for all future years, to the extent applicable, until modified or revoked. In addition, the Committee, in its discretion, may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to such Participant pursuant to an Award. Any election under this Section 9 shall be made by written notice delivered to the Chief Financial Officer of DNB Financial Corporation, specifying the amount (or percentage) of salary and/or bonus and/or directors' fees and/or the Award to be deferred.

          (b)   TIMING OF ELECTIONS. A Participant's election to defer compensation for services performed during a calendar year must be made not later than the close of the preceding calendar year, or at such other time as provided in regulations under Section 409A of the Code. Notwithstanding the preceding sentence, (i) in the case of the first calendar year in which a Participant becomes eligible to defer compensation pursuant to this Plan, such election may be made with respect to services to be performed subsequent to the election within 30 days after the date the Participant becomes eligible to participate, and (ii) in the case of any performance-based compensation based on services performed over a period of at least 12 months, such election may be made no later than six months before the end of the period. The determination of whether any compensation satisfied the criteria of clause (ii) shall be made in accordance with Section 409A of the Code and regulations promulgated thereunder. A Participant's election to defer salary or director's fees shall continue from year to year unless revoked or modified with respect to a calendar year prior to such calendar year. A Participant's election with respect to a fiscal year bonus shall apply only with respect to that bonus. A Participant may make an election to defer the receipt of cash or shares of Stock otherwise payable or transferable to the Participant pursuant to an Award in accordance with the terms of such Award as well as the requirements of this Section 9.1(b).

        9.2    DEFERRED COMPENSATION ACCOUNTS.

          (a)   ESTABLISHMENT OF ACCOUNTS. A Deferred Compensation Account in the name of each Participant who has elected to defer compensation under the Plan shall be established and maintained as a special ledger account on the books of the Company. On the last day of each calendar month in which salary or director's fees deferred under this Plan would have become payable to a Participant (in the absence of an election to defer payment thereof), the amount of such deferred salary or director's fees shall be credited to the Participant's Deferred Compensation Account. On the last day of the month in which the bonuses deferred under this Plan would have become payable to a Participant in the absence of an election to defer payment thereof, the amount of such deferred bonus shall be credited to the Participant's Deferred Compensation Account. On the last day of the month in which an Award would have otherwise become payable or transferable to a Participant in the absence of an election to defer receipt thereof, the amount of such deferred Award shall be credited to the Participant's Deferred Compensation Account.

          (b)   DEEMED INVESTMENT OF ACCOUNT BALANCE.

            (1)   Except as otherwise provided by the terms of an Award, the Participant shall, at the time of making a deferred compensation election under this Plan, make an election directing the Company to credit to the Deferred Compensation Account in that calendar year based upon the options made available by the Board or designated Committee which options may include either cash, Stock, or a combination of cash and Stock equal in value to the amount of the current year's salary or bonus deferred under the Plan. In addition to cash or Stock, the Board or the Committee may offer to the Participant such deemed investment options as it shall decide are appropriate. Such investment options may include deemed investments in individual stocks or bonds, mutual funds, and such other investment options as the Board or Committee may choose. The Board or Committee shall not be required to offer the same deemed investment options to each Participant but may restrict certain investment options to designated Participants. In the absence of a contrary election by a Participant, the amount credited to a Deferred Compensation Account shall be credited as cash.

            (2)   If the Participant directs that any amount credited to the Deferred Compensation account be credited in the form of Stock, the Board shall credit to the Deferred Compensation Account sufficient shares of Stock equal in value to the Deferred Compensation Account balance, or such lesser amount as the Participant shall direct. The value of such Stock shall be determined in accordance with a valuation methodology approved by the Board or by the Committee. Except as provided in Section 9.6, such Stock credited to the Deferred Compensation Account shall merely constitute a bookkeeping entry of the Company, and (except as provided herein) the Participant shall have no voting, dividend, or other legal or economic rights with respect to such Stock. At the end of each fiscal quarter, an amount equivalent to all dividends which would otherwise have been payable with respect to such Stock shall be credited to the Deferred Compensation Account as additional Stock. The amount of the Participant's Deferred Compensation Account that is credited as cash shall increase or decrease based on the deemed investment options offered to the Participant pursuant to clause (i) and selected by the Participant, and valuations of that portion of the Participant's Deferred Compensation Account shall occur at such times as prescribed by the Committee.

            (3)   The Participant shall elect the portion of their deferral to be allocated to Stock or cash or such other option as made available by the Board at the time of making such election to defer compensation. Such allocation may not be amended with respect to such deferral without the approval of the Committee. Any allocation to Stock shall be paid in the form of Stock. No Participant will be granted the right to take payment of the Stock in cash rather than in shares.

            (4)   If, at any time, the deferral of a Participant is allocated to Stock, and such Participant would otherwise be deemed to have violated the short-swing profit rules of Section 16(b) of the Exchange Act through such allocation, the allocation to Stock shall be void and such allocation shall default to cash.

        9.3    PAYMENT OF DEFERRED COMPENSATION.

          (a)   IN GENERAL. Amounts credited to a Participant's Deferred Compensation Account shall be payable upon the Participant's Distribution Event. The Participant shall determine the method of distributing the amounts in the Deferred Compensation Account at the time the first election to participate in the Plan is made, which shall be either a single distribution or a series of up to ten (10) consecutive, substantially equal annual installments paid to such Participant or his or her beneficiary, as the case may be, on or before January 15 of each year, commencing in the year following the Distribution Event. If no such election is made, the method of distribution shall be determined solely by the Board. If the Participant has elected to receive installment distributions, and less than the full value of the Participant's Deferred Compensation Account balance has been distributed as of the date of his or her death, the balance shall be paid to the Participant's beneficiary in accordance with the same method in effect at the Participant's death. For purposes of this Article 9, a Participant's "beneficiary" shall mean the person or persons designated by the Participant pursuant to Section 8.5 of this Plan, or, in the absence of such designation or if no such person survives the Participant, the Participant's estate. If any portion of the Participant's Deferred Compensation Account is credited with Stock, then distributions from that portion of the Deferred Compensation Account shall be made directly in the form of Stock. If the Participant has elected installment distributions, the undistributed balance of the Participant's Deferred Compensation Account will continue to be valued and will continue to be credited with dividends with respect to Stock, if applicable, in accordance with Section 9.2, until the final installment is distributed.

          (b)   MODIFICATION OF PAYMENT TERMS. A Participant may elect to change the method of distribution of his or her Deferred Compensation Account previously elected (or deemed elected) pursuant to Section 9.3(a), subject to the following limitations:

              (i)  no such election shall take effect until at least 12 months after the date on which the election is made;

             (ii)  the first payment made as a result of such election be made no earlier than five years after the date such payment would have been made absent such election; and

            (iii)  in the case of a payment scheduled to be made or payments scheduled to commence at a Distribution Event with respect to a Director that is a specified age of the Director, the election must be made at least 12 months prior to the attainment of such age.

          (c)   CHANGE IN CONTROL. In the event of a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of its assets (in all cases as described in regulations under Section 409A of the Code), a Participant shall receive a distribution of all or a portion of his or her Deferred Compensation Account. Any distribution pursuant to this Section 9.3(c) shall be made (i) in the form of cash and/or Stock as his or her Deferred Compensation Account is allocated and (ii) within seven (7) days subsequent to the change in ownership or effective control.

          (d)   HARDSHIP DISTRIBUTION IN THE CASE OF UNFORESEEABLE EMERGENCY. Prior to the time a Deferred Compensation Account of a Participant would otherwise become payable, the Committee, in its sole discretion, may elect to distribute all or a portion of the Deferred Compensation Account in the event such Participant requests a distribution by reason of an unforeseeable emergency. For purposes of this Plan, an unforeseeable emergency shall be deemed to have occurred if the Committee determines that a Participant has experienced (i) a severe financial hardship resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (within the meaning of Section 152(a) of the Code) of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) another similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. A distribution based on an unforeseeable emergency shall not exceed the amount necessary to satisfy such emergency plus the amount necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such emergency may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). In the event the Participant is a member of the Committee making such determination, the Participant shall not participate in the decision by the Committee.

        9.4    TRUST PROVISIONS.

          (a)   ESTABLISHMENT OF TRUST. The Company may in its sole discretion establish one or more trusts to provide a source of payment for its obligations under the Plan and such trust shall be permitted to hold cash, Stock, or other assets to the extent of the Company's obligations hereunder. The Company may, but is not required to, utilize a single trust with respect to its obligations to Participants who are members of the Board and Participants who are not members of the Board. The accounts of multiple Participants may be held under a single trust but in such event each account shall be separately maintained and segregated from each other account.

          (b)   CLAIMS OF THE COMPANY'S CREDITORS. All assets held by any account or trust created hereunder and all distributions to be made by the Company or any trustee pursuant to this Plan and any trust agreement shall be subject to the claims of general creditors of the Company, including judgment creditors and bankruptcy creditors. The rights of a Participant or his or her beneficiaries in or to any assets of the trust shall be no greater than the rights of an unsecured creditor of the Company.

        9.5    NON-ASSIGNMENT.    No right or interest of any Participant or any person claiming through or under such Participant in the Participant's Deferred Compensation Account shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process (including execution, levy, garnishment, attachment, bankruptcy, or otherwise) or in any manner be subject to the debts or liabilities of such Participant. If any Participant or any such person shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written declaration of termination with the Committee's records and making reasonable efforts to deliver a copy to such Participant or any such other person or his or her legal representative. As long as any Participant is alive, any amounts affected by the termination shall be retained by the Company or the trustee of any trust established pursuant to Section 9.4 of this Plan and, in the Committee's sole and absolute discretion, may be paid to or expended for the benefit of such Participant, his or her spouse, his or her children, or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper.

 ARTICLE 10
ADJUSTMENT IN LIMITATIONS AND AWARDS FOR CERTAIN
CHANGES IN CAPITAL STRUCTURE

        10.1    GENERAL.

          (a)   INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Maximum Limitation shall automatically adjust proportionately and the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

          (b)   CERTAIN MERGERS. Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation, and the Maximum Limitation shall automatically adjust in the same proportion that the numbers of shares of Stock subject to Awards shall adjust.

          (c)   CERTAIN OTHER TRANSACTIONS. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

            (A)  cancel, effective immediately prior to the occurrence of such event, each Award outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Stock subject to such Award, respectively, equal to the excess of (1) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of such event over (2) the exercise of such Award; or

            (B)  provide for the exchange of each Award outstanding immediately prior to such event for a different Award and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the value of the Award or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award, or any combination thereof.

          (d)   OTHER CHANGES. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights, and the Maximum Limitation shall automatically adjust proportionately.

          (e)   NO SHAREHOLDER APPROVAL REQUIRED. Except to the extent required by applicable law or listing requirements of any exchange or trading system on which the shares are listed or quoted, no adjustment in the Maximum Limitation or the number of shares subject to outstanding Awards, and no adjustment in the number of shares available for grant under this Plan, shall require shareholder approval, and all such future adjustments shall be deemed approved by the approval of this Plan, to the extent that such adjustment, whether automatic or discretionary, is proportional to and accompanies an equivalent adjustment in the number of shares held by the Company's shareholders.

          (f)    NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 11
AMENDMENT, MODIFICATION, AND TERMINATION

        11.1    AMENDMENT, MODIFICATION, AND TERMINATION.    At any time and from time to time, the Board may terminate, amend or modify the Plan.

        11.2    AWARDS PREVIOUSLY GRANTED.    Except as otherwise provided in the Plan, including without limitation, the provisions of Article 10, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 12
GENERAL PROVISIONS

        12.1    NO RIGHTS TO AWARDS.    No Participant, employee, or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

        12.2    NO STOCKHOLDERS RIGHTS.    No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

        12.3    WITHHOLDING.    The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

        12.4    NO RIGHT TO EMPLOYMENT OR SERVICES.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or the Bank or any of their affiliates or subsidiaries to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ of the Company.

        12.5    INDEMNIFICATION.    To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company and the Bank and any of their applicable subsidiaries from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's or the Bank's or any of their applicable subsidiaries' Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company or the Bank or any of their applicable subsidiaries may have to indemnify them or hold them harmless.

        12.6    FRACTIONAL SHARES.    No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

        12.7    GOVERNMENT AND OTHER REGULATIONS.    The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        12.8    GOVERNING LAW.    The Plan and the terms of all Awards shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to rules of choice of law or conflict of laws, except to the extent such laws may be pre-empted by the federal laws of the United States of America.

        12.9    MAXIMUM LIMITATIONS.    Set forth below are the numbers of shares of Stock in each of the following categories as of the Amendment Date. The maximum number of shares of Stock available for issuance under the Plan after the Amendment Date shall be 493,101 subject to adjustment pursuant to Article 10 of this Plan (as so adjusted, the "Maximum Limitation").

Category	Amount
Shares granted and vested under the Plan	122,397
Shares subject to awards under the Plan, but not yet vested	55,775
Shares remaining available for awards under the Plan before this amendment	64,929

Maximum shares available for grant prior to the April 26, 2017 amendment	243,101
Increase in shares available for grant per the April 26, 2017 amendment	250,000

Maximum shares under the Plan after the April 26, 2017 amendment	493,101

        The shares remaining available for Awards under the Plan, and any shares subject to Awards heretofore granted subject to vesting but not yet vested and which expire without vesting, or any other Awards that expire or are cancelled without issuance of shares, shall be added back to the maximum number of shares eligible for Awards under this Plan and may be the subject of Awards thereafter without further amendment of this Plan or approval of the shareholders of the Company, and such Awards shall not be considered increases to the maximum number of shares issuable under this Plan, but any such Awards shall be subject to the other provisions of this Plan. Shares of Stock issued pursuant to the Plan may be either then authorized but unissued shares or shares then held in the treasury of the Company.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 DNB FINANCIAL CORPORATION 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 26, 2017. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/DNBF • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all nominees listed, FOR Proposals 2, 3, 4 and 5. 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - Gerard F. Griesser 02 - William J. Hieb 03 - Charles A. Murray 04 - James H. Thornton For Against Abstain ForAgainst Abstain 2. Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common and preferred stock. 3. Approval of an amendment and restatement of the Company’s 2004 Incentive Equity and Deferred Compensation Plan that will, among other things, increase the shares available under the plan. 4. An advisory (non binding) “Say On Pay” resolution to approve executive officer compensation. 5. To ratify the appointment of BDO USA, LLP as the registered public accounting firm for the fiscal year ending December 31, 2017. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 2 5 7 7 2 1 02JR9A MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. 2017 Annual Meeting of Shareholders 2017 Annual Meeting of DNB Financial Corporation Shareholders Wednesday, April 26, 2017 10:00 a.m. Local Time Downingtown Country Club 85 Country Club Drive, Downingtown, PA 19335 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — DNB Financial Corporation Notice of 2017 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting – Wednesday, April 26, 2017 Peter R. Barsz, A. Joseph Rubino and Charles E. Swope, Jr. or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of DNB Financial Corporation to be held on Wednesday, April 26, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

MMMMMMMMMMMM . DNB FINANCIAL CORPORATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all nominees listed, FOR Proposals 2, 3, 4 and 5. 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - Gerard F. Griesser 02 - William J. Hieb 03 - Charles A. Murray 04 - James H. Thornton For Against Abstain ForAgainst Abstain 2. Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common and preferred stock. 3. Approval of an amendment and restatement of the Company’s 2004 Incentive Equity and Deferred Compensation Plan that will, among other things, increase the shares available under the plan. 4. An advisory (non binding) “Say On Pay” resolution to approve executive officer compensation. 5. To ratify the appointment of BDO USA, LLP as the registered public accounting firm for the fiscal year ending December 31, 2017. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 3 2 5 7 7 2 2 02JRAA MMMMMMMMM B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — DNB Financial Corporation Notice of 2017 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting – Wednesday, April 26, 2017 Peter R. Barsz, A. Joseph Rubino and Charles E. Swope, Jr. or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of DNB Financial Corporation to be held on Wednesday, April 26, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)